As filed with the U.S. Securities and Exchange Commission on October 7, 2024.

Registration Statement No. 333-280554

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAVEND HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	4731	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Office 1401, Level 14, 197 St Georges Tce,

Perth, WA 6000,

Australia

+61 08 6141 3263

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+212 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Virginia Tam, Esq. K&L Gates 44/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong +852 2230 3535	Rodrigo Sanchez, Esq. Lucosky Brookman LLP 111 Broadway, Suite 807 New York, NY 10022 +1-732-395-4417

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED , 2024

Up to a maximum of $20 million in Ordinary Shares

306,123 Ordinary Shares as Initial Commitment Shares

and

Up to 306,123 Ordinary Shares as True-Up Shares

GLOBAVEND HOLDINGS LIMITED

This prospectus relates to resale from time to time by Square Gate Capital Master Fund, LLC – Series 1, a Delaware limited liability company (“Investor”) of our ordinary shares, par value US$0.001 per share (the “Ordinary Shares”), in an offering amount of up to $20,000,000.00 (the “ELOC Shares”), which would represent approximately 23,389,077 Ordinary Shares based on the closing price of our shares on the Nasdaq Capital Market, LLC, or “Nasdaq”, on June 27, 2024 of $0.8551 per share, that have been or may be issued by us to the Investor pursuant to an equity purchase agreement, dated as of March 15, 2024, by and between us and the Investor (the “ELOC Purchase Agreement”) establishing a committed equity facility (the “Facility” or “Equity Line of Credit”), together with (i) 306,123 Ordinary Shares that have been issued by us to the Investor pursuant to the ELOC Purchase Agreement, being the commitment shares for the Facility (the “Initial Commitment Shares”) and (ii) up to an additional 306,123 Ordinary Shares (the “True-Up Shares,” and together with the Initial Commitment Shares, the “Commitment Shares”), to be issued only if the product of (x) the closing price of the Ordinary Shares on the trading day following the Lock-Up Termination Date (as defined in the ELOC Purchase Agreement) and (y) the number of Initial Commitment Shares is less than $300,000, and then only to the extent to cause the value of the Commitment Shares to be $300,000 on such date. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the ELOC Shares by the Investor. However, we may receive up to $20 million in aggregate gross proceeds from the Investor under the ELOC Purchase Agreement in connection with sales of the ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement after the date of this prospectus. See “The Equity Line of Credit” for a description of the ELOC Purchase Agreement and the Facility and “Selling Shareholder” for additional information regarding the Investor.

The Investor may offer, sell or distribute all or a portion of the ELOC Shares hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these ELOC Shares, including with regard to compliance with state securities or “blue sky” laws. The timing and amount of any sale are within the sole discretion of the Investor. The Investor is an underwriter under the Securities Act of 1933, as amended (the “Securities Act”) and will pay or assume any discounts, commissions or concessions received by them except as set forth in the ELOC Purchase Agreement. Although the Investor is obligated to purchase our ELOC Shares under the terms of the ELOC Purchase Agreement to the extent we choose to sell such ELOC Shares to it (subject to certain conditions), there can be no assurances that the Investor will sell any or all of the ELOC Shares purchased under the ELOC Purchase Agreement pursuant to this prospectus. See “Plan of Distribution.”

Given the relative lack of liquidity in our stock, sales of our Ordinary Shares under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

The Ordinary Shares are listed on the Nasdaq under the symbol “GVH.” On October 5, 2024, the last reported sale price of our Ordinary Shares on Nasdaq was $0.7951 per share.

On August 16, 2024, we received a notice from Nasdaq that we are not in compliance with Nasdaq’s minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) as the minimum bid price of our ordinary share had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have until February 12, 2025 to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our Ordinary Shares must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period. In the event we do not regain compliance with the Minimum Bid Price Requirement by February 12, 2025, we may be eligible for an additional 180-calendar day compliance period. If we do not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), our Ordinary Shares will become subject to delisting. See “The Offering – Nasdaq Deficiency Notice” and “Risk Factors – Risks related to our Ordinary Shares – We have received a deficiency letter from Nasdaq relating to our non-compliance with Nasdaq’s continued listing requirements and our Ordinary Shares could become subject to delisting from Nasdaq if we fail to regain compliance.”

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its operating subsidiary.

Globavend Holdings is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through Globavend HK. References to the “Company,” “we,” “us,” and “our” in the prospectus are to Globavend Holdings, the Cayman Islands entity that will issue the Ordinary Shares being offered. References to “Globavend HK” are to our sole operating subsidiary as of the date of this prospectus. This is an offering of the Ordinary Shares of Globavend Holdings, the holding company in the Cayman Islands, instead of the shares of the Globavend HK. Investors in this offering may never directly hold any equity interests in Globavend HK.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” beginning on page 16 of this prospectus.

Our operations are principally located in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China, including having its own distinct laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. Additionally, all of the legal and operational risks associated with operating in the PRC also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to Globavend Holdings or Globavend HK, given the substantial operations of our sole operating subsidiary in Hong Kong and the possibilities that the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on Globavend HK’s daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our Company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of our Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 9.

We are headquartered in Hong Kong and not mainland China. We do not use VIEs in our corporate structure. We, through our indirect wholly-owned subsidiary, Globavend HK, engage in the provision of end-to-end supply chain solutions in Hong Kong, Australia and New Zealand as an e-commerce logistics provider.

As of the date of this prospectus, our operations in Hong Kong and our registered public offering in the United States are not subject to the review or prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”), because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) Globavend HK was established and operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even the delisting of our Ordinary Shares. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises.” The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”). According to the CSRC Filing Rules, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. These rules state that in the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work and shall not disclose state secrets or harm the state and public interests.

Under the CSRC Filing Rules, Chinese domestic companies conducting overseas securities offerings and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules within three working days following their submission of initial public offerings or listing application.

Management understands that as of the date of this prospectus Globavend HK has no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules. While Globavend HK has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. It remains unclear whether a Hong Kong company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or this offering as we do not believe that Globavend HK would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) Globavend HK is organized and operating in Hong Kong and the Revised Review Measures remains unclear whether it shall be applied to Hong Kong companies; (ii) Globavend HK operates without any subsidiary or VIE structure in China; (iii) as of date of this prospectus, Globavend HK has neither collected nor stored personal information of any PRC individual clients, which also make up far less than one million users; and (iv) as of the date of this prospectus, Globavend HK has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures are adopted into law in the future and if Globavend HK is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the operation of our subsidiaries and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

We have been advised by our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company and Globavend HK are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, Globavend HK does not require any requisite permissions or approvals from the Hong Kong authorities to operate its businesses. Globavend HK has received all requisite permissions or approvals from the Hong Kong authorities to operate their businesses in Hong Kong, including but not limited to their business registration certificates. However, we have been advised by our Hong Kong counsel that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Based on Management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, Management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and issuing our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that Globavend HK is not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance (the “PRC MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issued the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ZH CPA, LLC’s compliance with applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. ZH CPA, LLC was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of our auditor for three consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCA Act and our access to the U.S. capital markets may be limited or restricted. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information – D. Risk Factors — Risks Related to Our Ordinary Shares — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before our Ordinary Shares may be prohibited from trading or delisted” set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus.

No regulatory approval is required for Globavend Holdings to transfer cash to its subsidiaries: subject to due corporate authorization in accordance with the Memorandum and Articles of Association of Globavend Holdings and Globavend Holdings being solvent and able to pay its debts, Globavend Holdings is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. Globavend Holdings’ subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary Globavend HK subject to certain restrictions laid down in the BVI Business Companies Act (as amended) and Memorandum and Articles of Association of the relevant Globavend Holdings’ subsidiary incorporated under the laws of the BVI. As a holding company, Globavend Holdings may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Globavend Holdings’ subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Globavend Holdings. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Transfers of Cash to and from Our Subsidiaries” on page 5 and “Item 3. Key Information – D. Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus.

During the years ended September 30, 2022 and 2023 and the six months ended March 31, 2024, Globavend Holdings and Globavend BVI have not distributed any cash dividends or made any other cash distributions. During the six months ended March 31, 2024, Globavend HK has not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2023, Globavend HK declared cash dividends in the amount of US$1,474,359 (equivalent to HK$11,500,000) to our Controlling Shareholder. During the year ended September 30, 2022, Globavend HK declared dividends in the amount of US$1,597,909 (equivalent to HK$12,463,692) to our Controlling Shareholder, of which the amount of US$1,244,502 (equivalent to HK$9,707,117) has been distributed as cash dividends and the remaining amount was offset with the amount due to Mr. Wai Yiu Yau, our Founder, Chairman of the Board and Chief Executive Officer.

We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong operating subsidiary Globavend HK by way of dividend payments. See “Dividend Policy,” and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Globavend Holdings is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“Articles” or “Articles of Association” are to the amended and restated articles of association of our Company (as amended from time to time) adopted on August 18, 2023, which has taken effect on November 10, 2023 and as amended, supplemented and/or otherwise modified from time to time;

●	“AUD” or “A$” are to Australian dollar(s), the lawful currency of Australia;

●	“BVI” are to the British Virgin Islands;

●	“Companies Act” are to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Company,” “we,” “us,” and “Globavend Holdings” are to Globavend Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability on May 22, 2023;

●	“Controlling Shareholder” are to Mr. Wai Yiu Yau, the ultimate beneficial owner of Ordinary Shares representing approximately 76.65% of the issued capital of the Company as of the date of this prospectus. See “Management” and “Principal Shareholders” for more information;

●	“COVID-19” are to the Coronavirus Disease 2019;

●	“ELOC Purchase Agreement” are to the equity purchase agreement, dated as of March 15, 2024, by and between Globavend Holdings and the Investor;

●	“ELOC Registration Rights Agreement” are to the registration rights agreement, dated as of March 15, 2024, by and between Globavend Holdings and the Investor;

●	“Exchange Act” are to the US Securities Exchange Act of 1934, as amended;

●	“Facility” or “Equity Line of Credit” are to the ELOC Purchase Agreement and the ELOC Registration Rights Agreement, pursuant to which Globavend Holdings may issue up to $20,000,000 of ELOC Shares;

●	“Investor” or “Selling Shareholder” are to Square Gate Capital Master Fund, LLC – Series 1, a Delaware limited liability company;

●	“Globavend HK” are to Globavend (HK) Limited, a company incorporated under the laws of Hong Kong with limited liability, an indirect wholly owned subsidiary of Globavend Holdings and our sole operating subsidiary in Hong Kong;

●	“Globavend BVI” are to Globavend Associates Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of Globavend Holdings;

●	“HKD” or “HK$” are to Hong Kong dollar(s), the lawful currency of Hong Kong;

●	“Hong Kong” are to Hong Kong special administrative region of the People’s Republic of China;

●	“Independent Third Party” are to a person or company who or which is independent of and is not a 5% beneficial owner of, does not control and is not controlled by or under common control with any 5% beneficial owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

●	“IPO” are to an initial public offering of securities;

●	“Memorandum” or “Memorandum of Association” are to the amended and restated memorandum of association of our Company (as amended from time to time) adopted on August 18, 2023, which has taken effect on November 10, 2023 and as amended, supplemented and/or otherwise modified from time to time;

●	“Nasdaq” are to Nasdaq Stock Market LLC;

●	“Ordinary Shares” or “Shares” are to our ordinary shares, par value $0.001 per ordinary share;

●	“PCAOB” are to Public Company Accounting Oversight Board;

●	“PRC” or “China” are to the People’s Republic of China, and “mainland China”, unless otherwise specified herein, are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, the Hong Kong Special Administrative Region, and the Macau Administrative Region;

●	“PRC government” or “PRC authorities”, or variations of such words or similar expressions, are to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China, for the purposes of this prospectus only;

●	“PRC laws” are to all applicable laws, statues, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

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●	“SEC” or “U.S. Securities and Exchange Commission” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the US Securities Act of 1933, as amended;

●	“U.S. dollars” or “US$” or “$” or “USD” or “dollars” are to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Globavend Holdings is a holding company with operations conducted in Hong Kong through Globavend HK, our sole operating subsidiary in Hong Kong. Globavend HK’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader.

Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars were calculated at the buying rate of US$ = HK$7.8, being the pegged rate determined by the linked exchange rate system in Hong Kong. All translations from Australian dollars to U.S. dollars and from U.S. dollars to Australian dollars, and from Euro to U.S. dollars and from U.S. dollars to Euro in this prospectus were calculated at the noon buying rate of US$1 = A$0.67, and US$1 = €1.08, respectively, as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of March 31, 2023 and 2024. No representation is made that the HK$, A$ or € amount represents or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate, respectively.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “Globavend Holdings,” “we,” “us,” “our,” the “Company,” and similar designations refer to Globavend Holdings Limited, an exempted Cayman Islands company and its wholly owned subsidiaries.

Business Overview

We are a holding company incorporated in the Cayman Islands with operations conducted by our Hong Kong subsidiary, Globavend HK. Since June 2023, we have established our principal executive office in Perth, Australia.

Founded in 2016, we are an emerging e-commerce logistics provider providing end-to-end logistics solution in Hong Kong, Australia and New Zealand. Our business spans Hong Kong, four cities in Australia and in New Zealand through our own business presence and the presence of our service providers. Our customers are primarily enterprise customers, being e-commerce merchants, or operators of e-commerce platforms, in providing business-to-consumer (B2C) transactions.

As an e-commerce logistics provider, we provide integrated cross-border logistics services from Hong Kong to Australia and New Zealand, where we provide customers with a one-stop solution, from pre-carriage parcel drop off to parcel consolidation, air freight forwarding, customs clearance, on-carriage parcel transportation and delivery. We rely on our own proprietary all-in-one shipping solution, which has been or can be connected to the customer’s own IT systems (such as enterprise resource planning (ERP) systems, customer relationship management (CRM) systems, booking management systems or point of sale (POS) systems) on one end and the transportation management systems (TMS) of our ground transportation service providers on the other end, to facilitate effective logistics management.

Other than integrated cross-border logistics services, we also provide fragmented logistics services, which typically include freight forwarding services, to customers and enterprises at their own choice.

Our revenue for the years ended September 30, 2022 and 2023 and for the six months ended March 31, 2023 and 2024 are $24,021,196, $18,586,528, $9,400,570 and $8,384,790, respectively.

The Equity Line of Credit

On March 15, 2024, we entered into the ELOC Purchase Agreement with the Investor establishing the Facility. Pursuant to and subject to the conditions set forth in the ELOC Purchase Agreement, beginning on March 15, 2024 (the “Commencement Date”), we have the right from time to time at our option to direct the Investor to purchase the ELOC Shares up to a maximum aggregate purchase price of $20 million (the “Maximum Commitment Amount”), subject to certain limitations and conditions set forth in the ELOC Purchase Agreement. Sales of the ELOC Shares to the Investor under the ELOC Purchase Agreement, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of our Ordinary Shares and determinations by us regarding the use of proceeds from any sale of such ELOC Shares. The net proceeds from any sales under the Facility will depend on the frequency with, and prices at, which the ELOC Shares are sold to the Investor. To the extent we sell shares under the ELOC Purchase Agreement, we currently plan to use any proceeds therefrom for working capital and general corporate purposes.

On June 4, 2024, we issued the Initial Commitment Shares to the Investor as consideration for its entry into the ELOC Purchase Agreement. Other than that, the Investor paid no cash consideration for the Initial Commitment Shares. Accordingly, any proceeds received by the Investor upon its sale of the Initial Commitment Shares would be profit. As of the date of this prospectus, no other Ordinary Shares have been issued to the Investor.

In accordance with our obligations under the ELOC Purchase Agreement and the ELOC Registration Rights Agreement, we have filed the registration statement of which this prospectus forms a part in order to register the resale by the Investor of (i) up to $20 million of ELOC Shares that we may elect, in our sole discretion, to issue and sell to the Investor, from time to time from and after the Commencement Date under the ELOC Purchase Agreement, (ii) 306,123 Initial Commitment Shares and (iii) up to 306,123 True-Up Shares to be issued if the product of (x) the closing price of the Ordinary Shares on the trading day following the Lock-Up Termination Date and (y) the number of Initial Commitment Shares is less than $300,000, and then only to the extent to cause the value of the Commitment Shares to be $300,000 on such date. Unless earlier terminated, the ELOC Purchase Agreement will remain in effect until the earlier of: (i) March 15, 2027, i.e., the expiry of the 36-month period commencing on the date of the ELOC Purchase Agreement, or (ii) the date to which the Investor has purchased the Maximum Commitment Amount (the “Commitment Period”).

Under applicable Nasdaq rules and the terms of the ELOC Purchase Agreement, the Investor shall not purchase any ELOC Shares under the ELOC Purchase Agreement if such shares, when aggregated with all other Ordinary Shares then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule13d-3 promulgated thereunder), would result in the Investor beneficially owning Ordinary Shares in excess of the lesser of (i) 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable pursuant to a Put Notice (as defined in the ELOC Purchase Agreement), and (ii) 19.99% of the Ordinary Shares outstanding as of the date the applicable Put Notice is submitted, excluding Ordinary Shares held by our “affiliates” (as such term is defined in Rule 405 of the Securities Act).

The ELOC Purchase Agreement and the ELOC Registration Rights Agreement contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the ELOC Purchase Agreement were made only for purposes of the ELOC Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	We are an IATA accredited cargo agent;
●	We have a stable business relationship with air freight carriers which enhances our competitiveness in our business;

●	We have established a strong presence in Australia and New Zealand;

●	We offer cost-efficient customizable, one-stop integrated cross-border logistics and air freight forwarding services to accommodate our customers’ various logistics needs;

●	Our proprietary all-in-one shipping solution provides operational efficiency and facilitates effective logistics management;

●	Our management and staff have extensive experience and in-depth industry knowledge.

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Enhance our business presence in Hong Kong, Australia and New Zealand;

●	Enhance the use of information technology into intelligent delivery and collection solutions;

●	Expand our logistics services into different verticals of the logistics supply chain;

●	Upgrade our warehousing facilities;

●	Pursue strategic alliances and select acquisition opportunities;

●	Further enhance our sales and marketing effort using “big data” and additional sales personnel.

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Corporate History and Structure

The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands that wholly-owns our subsidiary, Globavend Associates Limited (“Globavend BVI”), a company incorporated under the laws of the BVI, that in turn wholly owns Globavend HK, our subsidiary in Hong Kong.

On November 10, 2023, the Company completed its IPO and listed its Ordinary Shares on the Nasdaq Capital Market under the symbol “GVH”. In connection with the IPO, the Company received aggregate gross proceeds of $6,000,000, prior to deducting underwriting discounts and other offering expenses and received proceeds of $5,379,500 after deducting underwriting discounts and other offering expenses of $620,500. The proceeds of $5,379,500 were recorded in additional paid in capital with total offering cost of $2,415,444 against additional paid in capital.

For more detail of our corporate history, please refer to “Item 4. Information on the Company – A. History and Development of the Company” set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus.

The charts below illustrate our corporate structure and subsidiaries as of the date of this prospectus:

Mr. Wai Yiu Yau
100%
Globavend Investments Limited (BVI)
76.7%
11,444,790 Ordinary Shares
The Investor
2.1%
306,123 Ordinary Shares
Other Investors
21.3%
3,108,210 Ordinary Shares
100%
Globavend Holdings Limited (Cayman Islands)
100%
Globavend Associates Limited (BVI)
100%
Globavend (HK) Limited (Hong Kong)

We are registering for resale by the Investor the ELOC Shares in an offering amount of up to $20,000,000.00, together with (i) 306,123 Ordinary Shares that have been issued by us to the Investor as Initial Commitment Shares and (ii) up to 306,123 Ordinary Shares that may be issued by us to the Investor, pursuant to the ELOC Purchase Agreement.

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We are a “controlled company” as defined under the Nasdaq Stock Market Rules because, as of the date of this prospectus, our Controlling Shareholder owns approximately 76.65% of our total issued and outstanding Shares, representing approximately 76.65% of the total voting power.

Holding Company Structure

Globavend Holdings is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through Globavend HK, our sole operating subsidiary as of the date of this prospectus. This is an offering of the Ordinary Shares of Globavend Holdings, the holding company in the Cayman Islands, instead of the shares of Globavend HK. Investors in this offering will not directly hold any equity interests in Globavend HK.

As a result of our corporate structure, Globavend Holdings’ ability to pay dividends may depend upon dividends paid by Globavend HK. If our existing operating subsidiary Globavend HK or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash To and From Our Subsidiaries

Our management monitors the cash position of Globavend HK regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors.

The ability of Globavend Holdings to transfer cash to its subsidiaries is subject to the following: subject to due corporate authorization in accordance with the Memorandum and Articles of Association of Globavend Holdings and Globavend Holdings being solvent and able to pay its debts, Globavend Holdings is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. Globavend Holdings’ subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our Hong Kong operating subsidiary Globavend HK subject to certain restrictions laid down in the BVI Business Companies Act (as amended) and Memorandum and Articles of Association of the relevant Globavend Holdings’ subsidiary incorporated under the laws of the BVI.

The ability of Globavend BVI, the direct subsidiary of Globavend Holdings, to transfer cash to Globavend Holdings is subject to the following: according to the BVI Business Companies Act (as amended), Globavend BVI may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

The ability of Globavend HK to transfer cash to Globavend BVI is subject to the following: according to the Companies Ordinance of Hong Kong, Globavend HK may only make a distribution out of profits available for distribution. We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Currently, all of our operations are in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law. The arrangement provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The laws and regulations of mainland China do not currently have any material impact on any transfer of cash from Globavend Holdings to Globavend HK or from Globavend HK to Globavend Holdings and the investors in the U.S.

During the years ended September 30, 2022 and 2023 and the six months ended March 31, 2024, Globavend Holdings and Globavend BVI have not distributed any cash dividends or made any other cash distributions. During the six months ended March 31, 2024, Globavend HK has not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2023, Globavend HK declared cash dividends in the amount of US$1,474,359 (equivalent to HK$11,500,000) to our Controlling Shareholder. During the year ended September 30, 2022, Globavend HK declared dividends in the amount of US$1,597,909 (equivalent to HK$12,463,692) to our Controlling Shareholder, in which the amount of US$1,244,502 (equivalent to HK$9,707,117) has been distributed as cash dividends and the remaining amount was offset with the amount due to Mr. Yau.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

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If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. Subject to due corporate authorization in accordance with the Memorandum and Articles of Association of Globavend Holdings and Globavend Holdings being solvent and able to pay its debts, Globavend Holdings is permitted under the laws of Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to its subsidiaries through loans or capital contributions. Globavend HK is permitted under the laws of Hong Kong to provide funding to Globavend Holdings through dividend distributions subject to certain statutory requirements of having sufficient profits.

Subject to Hong Kong law, the Companies Act and our Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency, but no dividends shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, dividends may be paid out of profits available on a company level. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between Globavend Holdings and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries, to Globavend Holdings and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by us. Further, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. Currently, all of our operations are in Hong Kong through Globavend HK. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in mainland China. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” The PRC laws and regulations do not currently have any material impact on any transfer of cash from Globavend Holdings to Globavend HK or from Globavend HK to Globavend Holdings and the investors in the U.S. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering it worthless.

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See “Dividend Policy” of this prospectus and “Item 3. Key Information – D. Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless,” set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus, and Consolidated Statements of Change in Shareholders’ Equity in audited financial statements contained in this prospectus for more information.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States.

As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

Name	Position	Nationality	Residence
Mr. Wai Yiu Yau	Chairman of the Board and Chief Executive Officer	Chinese	Australia
Mr. Tsz Ngo Yu	Chief Financial Officer	Chinese	Hong Kong
Ms. San Man Leng	Independent Director	United States	Hong Kong
Mr. Ho Chuen Shin	Independent Director	Chinese	Hong Kong
Mr. Fan Cheung	Independent Director	Chinese	Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

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Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in our Ordinary Shares. These risks are discussed more fully in “Risk Factors.” These risks include, but are not limited to, the following:

Risks Related to the Equity Line of Credit (for a more detailed discussion, see “Risk Factors — Risks Related to the Equity Line of Credit” beginning on page 16 of this prospectus)

●	The sale of a substantial amount of ELOC Shares in the public market could adversely affect the prevailing market price of our Ordinary Shares.

●	It is not possible to predict the actual number of ELOC Shares, if any, we will sell under the ELOC Purchase Agreement to the Investor, or the actual gross proceeds resulting from those sales.

●	Investors who buy ELOC Shares from the Investor at different times will likely pay different prices.

●	We may use proceeds from sales of our ELOC Shares made pursuant to the ELOC Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information – D. Risk Factors — Risks Related to Our Business and Industry” set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus.)

Risks Related to Doing Business in Hong Kong (for a more detailed discussion, see “Item 3. Key Information – D. Risk Factors — Risks Related to Doing Business in Hong Kong” set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus.)

Risks Related to Our Ordinary Shares (for a more detailed discussion, see “Item 3. Key Information – D. Risk Factors — Risks Related to our Ordinary Shares” set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus.)

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Recent Regulatory Developments in the PRC

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (together with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lays out the filing regulation arrangements for both direct and indirect overseas listings and clarifies the determination criteria for indirect overseas listings in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC, and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an IPO and listing shall include, but not be limited to regulatory opinions, record filing, approval, other documents issued by competent regulatory authorities of relevant industries (if applicable), and security assessment opinions issued by relevant regulatory authorities (if applicable). On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, a NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

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On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the revised Cybersecurity Review Measures (“CRM”), which took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. We believe that we are not subject to the CSRC Filing Rules, because we are incorporated in the Cayman Islands and our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the CSRC Filing Rules and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form.” If our offering and listing is later deemed as “indirect overseas offering and listing by companies in mainland China” under the CSRC Filing Rules, we may need to complete the filing procedures for our offering and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on Globavend Holdings’ daily business operations, its ability to accept foreign investments, and the listing of our Ordinary Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the CSRC Filing Rules become applicable to Globavend HK or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to Globavend HK, the business operation of Globavend HK and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and Globavend HK becomes subject to the CAC or CSRC review, we cannot assure you that Globavend HK will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If Globavend HK fails to receive or maintain such permissions or if the required approvals are denied, Globavend HK may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

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Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, (i) Globavend HK has received all requisite permissions and approvals for the operation of our business in Hong Kong namely the business registration certificate issued by the Hong Kong Business Registration Office, and no such permissions and approvals have been denied, (ii) Globavend HK is not required to obtain any permission or approval from Hong Kong authorities to issue our Ordinary Shares to foreign investors, and (iii) we are also not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) Globavend HK was established and operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The PRC laws and regulations do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

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On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill that, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a special administrative region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how PCAOB fulfills its responsibilities under the HFCA Act.

Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 29, 2022, the CAA was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Implications of Being a Controlled Company

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because, as of the date of this prospectus, our Controlling Shareholder owns approximately 76.65% of our total issued and outstanding Shares, representing approximately 76.65% of the total voting power. As a result, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

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For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to our IPO in November 2023. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of the Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

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●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

Our principal executive office is located at Office 1401, Level 14, 197 St Georges Tce, Perth, WA 6000, Australia. Our telephone number is (+61) 08 6141 3263. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Impact of COVID-19

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern” (“PHEIC”), and later on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination programs had been greatly promoted around the globe; however, several types of COVID-19 variants emerged in different parts of the world.

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times.

Furthermore, our business may be adversely affected if concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, vendors, and services providers being unavailable to pursue their business objectives free of COVID-19 related restrictions. The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concerns continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing, which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing became unavailable on terms acceptable to us or at all.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally and volatility in the capital markets, as well as the general negative impact of the COVID-19 outbreak on the logistics and freight forwarding industry, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2024 and beyond. For details regarding risks associated with COVID-19, refer to “Item 3. Key Information – D. Risk Factors — Risks Related to Our Business and Industry — A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition” set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus.

Financial Results for the year ended September 30, 2024

As of the date of this prospectus, our audited consolidated financial statements as of and for the year ended September 30, 2024 are not yet available. Our financial information for the year ended September 30, 2024 is subject to the completion of our financial closing procedures and is also subject to audit and review by ZH CPA, LLC, our independent registered public accounting firm. Our audited consolidated financial statements as of and for the year ended September 30, 2024, when available, will be disclosed under our annual report on Form 20-F and filed with the SEC.

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The Offering

Securities being offered by the Investor:

The ELOC Shares that we may elect, in our sole discretion to issue and sell to the Investor, from time to time from and after the date of the ELOC Purchase Agreement in a maximum offering amount of up to $20 million.

306,123 Initial Commitment Shares that have been issued to the Investor as consideration for its commitment to purchase ELOC Shares under the ELOC Purchase Agreement. We did not receive any cash proceeds from the issuance of these Initial Commitment Shares.

Up to 306,123 True-Up Shares that may be issued to the Investor if the product of (x) the closing price of the Ordinary Shares on the trading day following the Lock-Up Termination Date and (y) the number of Initial Commitment Shares is less than $300,000, and then only to the extent to cause the value of the Commitment Shares to be $300,000 on such date. We will not receive any cash proceeds for any True-Up Shares issued as any True-Up Share to be issued will form part of the consideration for the commitment by the Investor to purchase the ELOC Shares under the ELOC Purchase Agreement. See “The Equity Line of Credit.”

Use of proceeds:	We will not receive any proceeds from any sale of the ELOC Shares by the Investor. However, we may receive up to $20 million in aggregate gross proceeds from the Investor under the ELOC Purchase Agreement in connection with sales of our ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement after the date of this prospectus. We intend to use any proceeds from the Facility for working capital and general corporate purposes.

For more information on the use of proceeds, see “Use of Proceeds” on page 23.

Lock-up:	Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will in any manner whatsoever, directly or indirectly, during the period commencing on the date of the ELOC Purchase Agreement and ending on (x) earlier of the date of the delivery of the first written notice of the Company requiring the Investor to purchase the ELOC Shares, and (y) the date that is six months from the date of the ELOC Purchase Agreement, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of, any Ordinary Shares; (ii) enter into any transaction that is designed to, or might reasonably be expected to, result in the transfer to another Person, in whole or in part, any of the economic consequences of ownership of any Ordinary Shares (each, a “Disposition”); or (iii) publicly disclose the intention to make any Disposition or engage in any short sale, without the prior written consent of the Company.

Listing:	Our Ordinary Shares are listed on Nasdaq under the symbol “GVH.”

Nasdaq Deficiency Notice:

On August 16, 2024, we received a notice from Nasdaq that we are not in compliance with Nasdaq’s minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our ordinary share had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have until February 12, 2025 to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our Ordinary Shares must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period. In the event we do not regain compliance with the Minimum Bid Price Requirement by February 12, 2025, we may be eligible for an additional 180-calendar day compliance period. If we do not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), our Ordinary Shares will become subject to delisting. See “Risk Factors – Risks related to our Ordinary Shares – We have received a deficiency letter from Nasdaq relating to our non-compliance with Nasdaq’s continued listing requirements and our Ordinary Shares could become subject to delisting from Nasdaq if we fail to regain compliance.”

Risk factors:	Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 16.

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RISK FACTORS

An investment in our securities involves significant risk. Before making an investment in our securities, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which augment the risk factors set forth in our most recent Annual Report. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Ordinary Shares

We have received a deficiency letter from Nasdaq relating to our non-compliance with Nasdaq’s continued listing requirements and our Ordinary Shares could become subject to delisting from Nasdaq if we fail to regain compliance.

On August 16, 2024, we received a notice from Nasdaq that we are not in compliance with Nasdaq’s minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) as the minimum bid price of our ordinary share had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have until February 12, 2025 to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of our Ordinary Shares must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period. In the event we do not regain compliance with the Minimum Bid Price Requirement by February 12, 2025, we may be eligible for an additional 180-calendar day compliance period. If we do not regain compliance with the Minimum Bid Price Requirement by the end of the compliance period (or the second compliance period, if applicable), our Ordinary Shares will become subject to delisting. In the event that we receive notice that our Ordinary Shares is being delisted, the Nasdaq listing rules permit us to appeal a delisting determination by Nasdaq to a hearings panel.

We intend to actively monitor the closing bid price for its Ordinary Shares and will consider available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement. For details, see our Current Report on Form 6-K filed with the SEC on August 22, 2024, which is incorporated by reference into this prospectus.

Risks Related to the Equity Line of Credit

The sale of a substantial amount of ELOC Shares in the public market could adversely affect the prevailing market price of our Ordinary Shares.

We are registering for resale an aggregate of up to $20 million of ELOC Shares, together with 306,123 Initial Commitment Shares and up to 306,123 True-Up Shares. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Ordinary Shares. We cannot predict if and when the Investor may sell such shares in the public markets. Furthermore, in the future, we may issue additional Ordinary Shares or other equity or debt securities convertible into Ordinary Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

It is not possible to predict the actual number of ELOC Shares, if any, we will sell under the ELOC Purchase Agreement to the Investor, or the actual gross proceeds resulting from those sales.

On March 15, 2024, we entered into the ELOC Purchase Agreement with the Investor, pursuant to which the Investor has committed to purchase up to $20 million of our ELOC Shares, subject to certain limitations and conditions set forth in the ELOC Purchase Agreement. The ELOC Shares that may be issued under the ELOC Purchase Agreement may be sold by us to the Investor at our discretion from time to time until the earlier of (i) the date on which the Investor shall have purchased ELOC Shares pursuant to the ELOC Purchase Agreement equal to the maximum amount of the Facility, (ii) March 15, 2027, (iii) written notice of termination by the Company to the Investor (which shall not occur at any time that the Investor holds any of the ELOC Shares), or (iv) written notice of termination by the Investor to the Company upon certain events occurring.

We generally have the right to control the timing and amount of any sales of the ELOC Shares to the Investor under the ELOC Purchase Agreement. Sales of the ELOC Shares, if any, to the Investor under the ELOC Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the ELOC Shares that may be available for us to sell to the Investor pursuant to the ELOC Purchase Agreement.

Because the purchase price per Ordinary Share to be paid by the Investor for the ELOC Shares that we may elect to sell to the Investor under the ELOC Purchase Agreement, if any, will fluctuate based on the market prices of our Ordinary Shares at the time we elect to sell the ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of ELOC Shares that we will sell to the Investor under the ELOC Purchase Agreement, the purchase price per share that the Investor will pay for ELOC Shares purchased from us under the ELOC Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Investor under the ELOC Purchase Agreement.

The ELOC Purchase Agreement provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the ELOC Purchase Agreement, direct the Investor to purchase the ELOC Shares from us in one or more purchases under the ELOC Purchase Agreement, for a maximum aggregate gross purchase price of up to $20 million of the ELOC Shares. An maximum aggregate offering amount of $20 million in ELOC Shares are being registered for resale under the registration statement that includes this prospectus, which would represent approximately 23,389,077 Ordinary Shares based on the closing price of our shares on Nasdaq on June 27, 2024 of $0.8551 per share, in addition to the Commitment Shares. However, because the market prices of the ELOC Shares may fluctuate from time to time after the date of this prospectus, the actual purchase prices to be paid by the Investor for the ELOC Shares that we direct it to purchase under the ELOC Purchase Agreement, if any, also may fluctuate significantly based on the market price of the ELOC Shares.

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Any issuance and sale by us under the ELOC Purchase Agreement of a substantial amount of ELOC Shares could cause substantial dilution to our shareholders. The number of ELOC Shares ultimately offered for sale by the Investor is dependent upon the number of ELOC Shares, if any, we ultimately elect to sell to the Investor under the ELOC Purchase Agreement. However, even if we elect to sell ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement, the Investor may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.

Investors who buy ELOC Shares from the Investor at different times will likely pay different prices.

Pursuant to the ELOC Purchase Agreement, we will have discretion, to vary the timing, price and number of shares sold to the Investor. If and when we elect to sell the ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement, after the Investor has acquired such ELOC Shares, the Investor may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from the Investor in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Investor in this offering as a result of future sales made by us to Investor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Investor under the ELOC Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We may use proceeds from sales of the ELOC Shares made pursuant to the ELOC Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of the ELOC Shares made pursuant to the ELOC Purchase Agreement, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not enhance our operating results or the value of our Ordinary Shares.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, the Company, and our operating subsidiaries on our business, financial condition and results of operations;

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products distributed by us;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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THE EQUITY LINE OF CREDIT

On March 15, 2024, we entered into the ELOC Purchase Agreement with the Investor establishing the Facility. Pursuant to and subject to the conditions set forth in the ELOC Purchase Agreement, beginning on March 15, 2024 (the “Commencement Date”), we have the right from time to time at our option to direct the Investor to purchase the ELOC Shares up to a maximum aggregate purchase price of $20 million (the “Maximum Commitment Amount”), subject to certain limitations and conditions set forth in the ELOC Purchase Agreement. Sales of the ELOC Shares to the Investor under the ELOC Purchase Agreement, and the timing of any sales, will be determined by us from time to time in our sole discretion, subject to the terms of the ELOC Purchase Agreement, and will depend on a variety of factors, including, among other things, market conditions, the trading price of our Ordinary Shares and determinations by us regarding the use of proceeds from any sale of such ELOC Shares. The net proceeds from any sales under the Facility will depend on the frequency with, and prices at, which the ELOC Shares are sold to the Investor. To the extent we sell shares under the ELOC Purchase Agreement, we currently plan to use any proceeds therefrom for working capital and general corporate purposes.

On June 4, 2024, we issued the Initial Commitment Shares to the Investor as consideration for its entry into the ELOC Purchase Agreement. Other than that, Investor paid no cash consideration for the Initial Commitment Shares. Accordingly, any proceeds received by the Investor upon its sale of the Initial Commitment Shares would be profit. As of the date of this prospectus, no other Ordinary Shares have been issued to the Investor.

In accordance with our obligations under the ELOC Purchase Agreement and the ELOC Registration Rights Agreement, we have filed the registration statement of which this prospectus forms a part in order to register the resale by the Investor of (i) up to $20 million of ELOC Shares that we may elect, in our sole discretion, to issue and sell to the Investor, from time to time from and after the Commencement Date under the Purchase Agreement, (ii) 306,123 Initial Commitment Shares and (iii) up to 306,123 True-Up Shares to be issued if the product of (x) the closing price of the Ordinary Shares on the trading day following the Lock-Up Termination Date and (y) the number of Initial Commitment Shares is less than $300,000, and then only to the extent to cause the value of the Commitment Shares to be $300,000 on such date. Unless earlier terminated, the Purchase Agreement will remain in effect until the earlier of: (i) March 15, 2027, i.e., the expiry of the 36-month period commencing on the date of the ELOC Purchase Agreement, or (ii) the date to which the Investor has purchased the Maximum Commitment Amount (the “Commitment Period”).

Under applicable Nasdaq rules and the terms of the ELOC Purchase Agreement, the Investor shall not purchase any ELOC Shares under the ELOC Purchase Agreement if such shares, when aggregated with all other Ordinary Shares then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule13d-3 promulgated thereunder), would result in the Investor beneficially owning Ordinary Shares in excess of the lesser of (i) 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable pursuant to a Put Notice (as defined below), and (ii) 19.99% of the Ordinary Shares outstanding as of the date the applicable Put Notice is submitted, excluding Ordinary Shares held by our “affiliates” (as such term is defined in Rule 405 of the Securities Act).

The ELOC Purchase Agreement and the ELOC Registration Rights Agreement contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the ELOC Purchase Agreement were made only for purposes of the ELOC Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

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Purchase of ELOC Shares under the ELOC Purchase Agreement

From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion, until the earlier of: (i) March 15, 2027, unless terminated earlier pursuant to the terms of the ELOC Purchase Agreement, or (ii) the date to which the Investor has purchased the Maximum Commitment Amount, to direct the Investor to make a purchase of the ELOC Shares by delivering written notice to the Investor (such notice, a “Put Notice”) on any trading day (the “Put Date”) to purchase the ELOC Shares. The maximum number of ELOC Shares that we may require the Investor to purchase at each Put Notice shall be:

●	the lesser of (i) one hundred percent of the Average Daily Trading Volume over the five trading days preceding the applicable Put Date, (ii) thirty percent of the Average Daily Trading Volume (which shall mean the average trading volume of our Ordinary Shares on the applicable trading days) on the applicable Put Date, or (iii) the quotient (rounded up or down to the nearest whole number) obtained by dividing (A) $500,000 by (B) the last closing price on the applicable Put Date (the “Option 1 Maximum Put Amount”); or

●	the lesser of (i) one hundred twenty-five percent of the Average Daily Trading Volume over the five (5) trading days preceding the applicable Put Date, (ii) forty percent of the Average Daily Trading Volume on the applicable Put Date, and (iii) the quotient (rounded up or down to the nearest whole number) obtained by dividing (A) $750,000 by (B) the last closing price on the applicable Put Date (the “Option 2 Maximum Put Amount”), at our absolute discretion, provided that the number of ELOC Shares to be purchased by the Investor shall not exceed the lesser of (i) 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable pursuant to a Put Notice, and (ii) 19.99% of the Ordinary Shares outstanding as of the date the applicable Put Notice is submitted, excluding Ordinary Shares held by our “affiliates” (as such term is defined in Rule 405 of the Securities Act).

The per share purchase price for the ELOC Shares that we elect to sell to the Investor in a Put Notice pursuant to the ELOC Purchase Agreement, if any, will be equal to either (i) 97% of the lowest daily VWAP of our Ordinary Shares during the period of three consecutive trading days immediately following the applicable Put Date (the “Option 1 Valuation Period”) if we require the Investor to purchase such ELOC Shares at Option 1 Maximum Put Amount, or (ii) 95% of the lowest daily VWAP of our Ordinary Shares during the period of five consecutive trading days immediately following the applicable Put Date (the “Option 2 Valuation Period”) if we require the Investor to purchase such ELOC Shares at Option 2 Maximum Put Amount, provided that such purchase price shall not fall below the par value of the Ordinary Shares. “VWAP”, for such purposes, shall mean, as of any trading day, the dollar volume-weighted average price for our Ordinary Shares on Nasdaq during the period beginning at 9:30:01 a.m., New York City time, or such other time publicly announced by Nasdaq as the official open (or commencement) of trading on Nasdaq on such trading day, and ending at 4:00 p.m., New York City time, or such other time publicly announced by Nasdaq as the official close of trading on Nasdaq on such trading day, as reported by Bloomberg through its “AQR” function or, if no dollar volume-weighted average price is reported for our Ordinary Shares by Bloomberg through its “AQR” function for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security on such trading day as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

We shall deliver the ELOC Shares that we sell to the Investor under each Put Notice no later than 12:00 p.m. (New York City Time) on the trading day following the delivery of the applicable Put Notice, and the Investor shall pay the purchase price for the ELOC Shares no later than the second trading day following the end of the applicable Option 1 Valuation Period or Option 2 Valuation Period.

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Conditions precedent to purchase the ELOC Shares

The Investor’s obligation to purchase the ELOC Shares is subject to the satisfaction of the conditions precedent thereto set forth in the ELOC Purchase Agreement, which conditions include, among others, the following :

●	the registration statement of which this prospectus forms part having been and remains effective for the resale by the Investor of the ELOC Shares and not subject to any withdrawal or suspension of its effectiveness;

●	the accuracy in all material respects of the representations and warranties of the Company included in the ELOC Purchase Agreement;

●	we shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the ELOC Purchase Agreement to be performed, satisfied or complied with by us;

●	no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Equity Line of Credit, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Equity Line of Credit; and

●	the receipt by the Investor of customary legal opinions as required under the ELOC Purchase Agreement.

Termination of the ELOC Purchase Agreement

The ELOC Purchase Agreement will automatically terminate on the earlier of (i) the end of the Commitment Period; (ii) the date that the Company sells and the Investor purchases the Maximum Commitment Amount; or (iii) the date that we are subject of a bankruptcy proceedings or a custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of our creditors.

We also have the right to terminate the ELOC Purchase Agreement at any time after the effectiveness of the registration statement of which this prospectus forms part, for any reason or for no reason, by delivering written notice to the Investor without any liability, provided that the Investor does not hold any ELOC Shares.

No Short-Selling or Hedging by the Investor

The Investor has agreed that neither it, nor any of its affiliates, will in any manner whatsoever, directly or indirectly, (i) participate in or execute any short sales (as defined in Rule 200 of Regulation SHO under the Exchange Act) during the period from the date of the ELOC Purchase Agreement to the end of the Commitment Period or (ii) any hedging transaction that would create a net short position with respect to our Ordinary Shares.

Prohibition on Similar Transactions

Subject to specified exceptions included in the ELOC Purchase Agreement, during the term of the ELOC Purchase Agreement, we will not effect or enter into an agreement to effect an “equity line of credit,” “at-the-market offering,” or any similar transaction without the Investor’s consent.

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Effect of Sales of Our Ordinary Shares under the ELOC Purchase Agreement on Our Shareholders

The Ordinary Shares being registered for resale in this offering may be issued and sold by us to the Investor from time to time at our discretion over the Commitment Period. The resale by the Investor of a significant amount of shares at any given time, or the perception that these sales may occur, along with other issuances and resales of other Ordinary Shares, could cause the market price of our Ordinary Shares to decline and to be highly volatile. If all $20 million of ELOC Shares offered for resale by the Investor under this prospectus, which would represent approximately 23,389,077 Ordinary Shares based on the closing price of $0.8551 per share as of June 27, 2024, together with (i) the 306,123 Initial Commitment Shares and (ii) 306,123 True-Up Shares were issued and outstanding as of the date of this prospectus, such Ordinary Shares would represent approximately 62.14% of the total number of our Ordinary Shares outstanding after giving effect to such issuance, assuming the 306,123 True-Up Shares were issued. The number of Ordinary Shares ultimately offered for sale by the Investor for resale under this prospectus is dependent upon the number of Ordinary Shares, if any, we ultimately sell to the Investor under the ELOC Purchase Agreement. We may ultimately decide to sell to the Investor all, some or none of the ELOC Shares that may be available for us to sell to the Investor pursuant to the ELOC Purchase Agreement.

If and when we elect to sell ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such ELOC Shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase ELOC Shares from the Investor in this offering at different times will likely pay different prices for those ELOC Shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. See “Risk Factors — Risks Related to the Equity Line of Credit — Investors who buy ELOC Shares from the Investor at different times will likely pay different prices.”

Investors may experience a decline in the value of the ELOC Shares they purchase from the Investor in this offering as a result of future sales made by us to the Investor at prices lower than the prices such investors paid for their ELOC Shares in this offering.

In addition, if we sell a substantial number of ELOC Shares to the Investor under the ELOC Purchase Agreement, or if investors expect that we will do so, the actual sales of Ordinary Shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. Further, while the issuance of ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement will not affect the rights or privileges of our existing shareholders, the economic and voting interests of each of our existing shareholders will be diluted as a result of such issuance.

The per share purchase price of the Ordinary Shares that we elect to sell to the Investor in a Put Notice pursuant to the ELOC Purchase Agreement, if any, will be equal to 97% of the lowest daily VWAP of our Ordinary Shares during the applicable Option 1 Valuation Period, or 95% of the lowest daily VWAP of our Ordinary Shares during the applicable Option 2 Valuation Period. Accordingly, the purchase price per share that the Investor will pay for the ELOC Shares purchased from us under the ELOC Purchase Agreement, if any, will fluctuate based on the market price of our Ordinary Shares. As of the date of this prospectus, it is not possible for us to predict the number of ELOC Shares that we will sell to the Investor under the ELOC Purchase Agreement, the actual purchase price per share to be paid by the Investor for those ELOC Shares, or the actual gross proceeds to be raised by us from those sales, if any.

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USE OF PROCEEDS

Any sales of ELOC Shares by the Investor pursuant to this prospectus will be solely for the Investor’s account. We will not receive any proceeds from any such sales. However, we may receive up to $20 million in aggregate gross proceeds from the Investor under the ELOC Purchase Agreement in connection with sales of our ELOC Shares to the Investor pursuant to the ELOC Purchase Agreement after the date of this prospectus. However, the actual proceeds may be less than this amount depending on the number of the ELOC Shares sold and the price at which the ELOC Shares are sold by us under the ELOC Purchase Agreement. The use of the Facility under the ELOC Purchase Agreement is subject to certain conditions, including the effectiveness of the registration statement of which this prospectus forms a part. Therefore, funds from the $20 million gross purchase price will not be immediately available, if at all, to us, and there can be no assurances that the Facility will be available to us at all times during its term or that such purchase price will ever become available. See “Plan of Distribution” and “The Equity Line of Credit” elsewhere in this prospectus for more information.

We intend to use any proceeds from the Facility for working capital and general corporate purposes. We will have broad discretion in the way we use these proceeds. See “Risk Factors — Risk Related to the Equity Line of Credit — We may use proceeds from sales of our Ordinary Shares made pursuant to the ELOC Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.”

The Investor will pay or assume any discounts, commissions or concessions received by them except as set forth in the ELOC Purchase Agreement. We will bear all other costs, fees and expenses incurred in effecting the registration of the ELOC Shares and the Commitment Shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of counsel and independent registered public accountants.

We cannot currently determine the price or prices at which the ELOC Shares may be sold by the Investor under this prospectus.

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DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended September 30, 2022 and 2023 and the six months ended March 31, 2024, Globavend Holdings and Globavend BVI have not distributed any cash dividends or made any other cash distributions. During the six months ended March 31, 2024, Globavend HK has not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2023, Globavend HK declared cash dividends in the amount of US$1,474,359 (equivalent to HK$11,500,000) to our Controlling Shareholder. During the year ended September 30, 2022, Globavend HK declared dividends in the amount of US$1,597,909 (equivalent to HK$12,463,692) to our Controlling Shareholder, of which the amount of US$1,244,502 (equivalent to HK$9,707,117) has been distributed as cash dividends and the remaining amount was offset with the amount due to Mr. Yau.

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions; our financial condition and results of operations; our available cash and current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions; and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our Memorandum and Articles of Association, the holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, dividends may be paid out of profits available on company level.

We are a holding company incorporated in the Cayman Islands with no operating revenue or profit of our own. We rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

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EXCHANGE RATE INFORMATION

Globavend Holdings is a holding company with operations conducted in Hong Kong through Globavend HK, our sole operating subsidiary as of the date of this prospectus, using Hong Kong dollars. Globavend HK’s reporting currency is Hong Kong dollars. The Hong Kong dollar is pegged to the U.S. dollar at a range of HK$7.75 to HK$7.85 to US$1. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the noon buying rate of US$1 = HK$7.8, representing the noon buying rate in The City of New York for cable transfers of HK$ as certified for customs purposes by the Federal Reserve Bank of New York on the last trading day of March 31, 2024. No representation is made that the HK$ amount represents or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate.

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CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands that wholly-owns our subsidiary, Globavend Associates Limited (“Globavend BVI”), a company incorporated under the laws of the BVI, that in turn wholly owns Globavend HK, our subsidiary in Hong Kong.

On November 10, 2023, the Company completed its IPO and listed its Ordinary Shares on the Nasdaq Capital Market under the symbol “GVH”. In connection with the IPO, the Company received aggregate gross proceeds of $6,000,000, prior to deducting underwriting discounts and other offering expenses and received proceeds of $5,379,500 after deducting underwriting discounts and other offering expenses of $620,500. The proceeds of $5,379,500 were recorded in additional paid in capital with total offering cost of $2,415,444 against additional paid in capital.

For more detail of our corporate history, please refer to “Item 4. Information on the Company – A. History and Development of the Company” set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus.

Our principal office is located at Office 1401, Level 14, 197 St Georges Tce, Perth, WA 6000, Australia. Our telephone number is (+61) 08 6141 3263. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

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The charts below illustrate our corporate structure and subsidiaries as of the date of this prospectus:

Mr. Wai Yiu Yau
100%
Globavend Investments Limited (BVI)
The Investor
Other Investors
76.7%
11,444,790 Ordinary Shares
2.1%
306,123 Ordinary Shares
21.3%
3,108,210 Ordinary Shares
100%
Globavend Holdings Limited (Cayman Islands)
100%
Globavend Associates Limited (BVI)
100%
Globavend (HK) Limited (Hong Kong)

Name	Background	Ownership
Globavend BVI	- A BVI company - Incorporated on May 24, 2023 - Issued share capital of US$2.00 - Intermediate holding company	100% owned by Globavend Holdings

Globavend HK	- A Hong Kong company - Incorporated on June 27, 2016 - Issued share capital of HK$1,000,000 - Engaged in the provision of cross-border logistics and air freight forwarding services	100% owned by Globavend BVI

We are registering for resale by the Investor the ELOC Shares in a maximum offering amount of up to $20,000,000.00, together with (i) 306,123 Ordinary Shares that have been issued by us to the Investor pursuant to the ELOC Purchase Agreement, being the Initial Commitment Shares for the Facility, and (ii) up to 306,123 Ordinary Shares that may be issued by us to the Investor as applicable, being the True-Up Shares for the Facility, pursuant to the ELOC Purchase Agreement.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because, as of the date of this prospectus, our Controlling Shareholder owns 11,444,790 of our total issued and outstanding Shares, representing approximately 76.65% of the total voting power. Therefore, we may elect not to comply with certain corporate governance requirements of Nasdaq. Currently, we do not plan to utilize the “controlled company” exemptions with respect to our corporate governance practice. See “Item 3. Key Information – D. Risk Factors — Risks Related to Our Ordinary Shares — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders” set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus.

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share that such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles of Association do not provide for cumulative voting.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors”, or those set forth under “Item 3. Key Information – D. Risk Factors” in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus, and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

OVERVIEW

We are a holding company incorporated in the Cayman Islands with operations conducted by our Hong Kong subsidiary Globavend HK.

We are an established emerging e-commerce logistics provider providing end-to-end supply chain solutions in Hong Kong, Australia and New Zealand. We provide integrated cross-border logistics services between Hong Kong, Australia and New Zealand, where we provide customers with a one-stop solution, from parcel consolidation to air freight forwarding, customs clearance, on-carriage parcel transportation and delivery. Our customers are primarily enterprise customers, being e-commerce merchants, or operators of e-commerce platforms, in providing business-to-consumer (B2C) transactions.

MAJOR FACTORS AFFECTING OUR FINANCIAL RESULTS

The directors believe that the following major factors may affect our revenues and results of operations:

Economic conditions in Hong Kong

During the years ended September 30, 2022 and 2023 and the six months ended March 31, 2023 and 2024, a large portion of our revenues was generated in Hong Kong. Accordingly, if Hong Kong experiences any adverse economic, political or regulatory conditions due to events beyond our control, such as local economic downturn, natural disasters, contagious disease outbreaks, terrorist attacks, or if the government adopts regulations that place restrictions or burdens on us or on our industry in general, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Fluctuations in foreign exchange rates

We are a global provider of integrated cross-border logistics services and air freight forwarding services and our functional currency is the Hong Kong dollars. Most of our transactions during the periods presented in this prospectus are denominated in Hong Kong dollars, Australian dollars and New Zealand dollars. Historically, our principal exposure to foreign currency fluctuations is mainly with respect to our expenses incurred denominated in Australian dollars and New Zealand dollars. For the years ended September 30, 2022 and 2023 and the six months ended March 31, 2023 and 2024, we incurred approximately 47.7%, 54.3%, 56.6% and 58.1% of our cost of revenue, respectively, denominated in foreign currencies for customs clearance fees and local courier expenses. We do not use currency exchange contracts to reduce the risk of adverse foreign currency movements, but we believe that our exposure from foreign currency fluctuations is unlikely to be material. Foreign currency fluctuations had a slightly positive impact on net income for the years ended September 30, 2022 and 2023 and a negative impact on net income for the six months ended March 31, 2024. For the years ended September 30, 2022 and 2023, the foreign exchange gains were $72,974 and $118,508, respectively. For the six months ended March 31, 2023 and 2024, the foreign exchange gain was $71,299 and foreign exchange loss was $142,194, respectively.

Impact of COVID-19

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a PHEIC, and later on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination programs had been greatly promoted around the globe, however several types of COVID-19 variants emerged in different parts of the world.

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Companies that are reliant on the transportation of goods and materials, such as our Company, which relies on transportation services from our suppliers, may suffer from plant closures and supply shortages across the extended supply network.

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Furthermore, our business may be adversely affected if concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, vendors, and services providers being unavailable to pursue their business objectives free of COVID-19 related restrictions. The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concerns continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing, which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing became unavailable on terms acceptable to us or at all.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally and volatility in the capital markets, as well as the general negative impact of the COVID-19 outbreak on the logistics and freight forwarding industry, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. However, we note that the government authorities have gradually uplifted the preventive measures in relation to COVID-19. For instance, on January 30, 2023, the Hong Kong government has ceased to issue any isolation orders to COVID-19 infectants. On May 5, 2023, the World Health Organization (WHO) announced that COVID-19 no longer constitutes a public health emergency of international concern (PHEIC). On May 30, 2023, the Hong Kong government has lowered the response level of COVID-19 from emergency level to alert level. As of late 2024, we expect that the adverse effects of COVID-19 will continue to diminish. We will continue to closely monitor the situation through the end of 2024 and beyond.

RESULTS OF OPERATIONS

The following table summarizes our consolidated statements of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

Comparison of Year Ended September 30, 2022 and 2023

	Years ended September 30,
	2022	2023
	US$	US$
Revenue
Integrated cross-border logistics services	19,444,182	16,872,539
Air freight forwarding services	4,577,014	1,713,989
	24,021,196	18,586,528

Cost of revenue	22,615,318	16,680,941
Gross profit	1,405,878	1,905,587

General and administrative expenses	588,732	758,726
Income from operation	817,146	1,146,861

Other income (expense)
Interest income	108	3,481
Interest expense	(2,755)	(1,066)
Other income	122,289	120,367
Total other income/(expense), net	119,642	122,782
Income before income taxes	936,788	1,269,643
Income tax expenses	126,561	192,251
Net income	$810,227	$1,077,392

Revenues

Our revenue decreased by $5,434,668, or 22.6%, from $24,021,196 for the year ended September 30, 2022 to $18,586,528 for the year ended September 30, 2023, primarily due to the decrease in the integrated cross-border logistics services and air freight forwarding services in 2023.

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Our revenue from integrated cross-border logistics services decreased by $2,571,643, or 13.2%, from $19,444,182 for the year ended September 30, 2022 to $16,872,539 for the year ended September 30, 2023. The revenue was derived from the integrated cross-border logistics services for delivering goods from Hong Kong to Australia and New Zealand. Logistics income is recognized over the logistics time. The decrease of revenue from the integrated cross-border logistics services is due to the higher average sales price per freight weight which drives down sales demand and volume from customers.

The following table set forth the breakdown of our revenue analysis for integrated cross-border logistics services for the periods indicated:

	Years ended September 30,
	2022	2023
Average daily number of packages	5,890	5,654
Average daily freight weight (kilogram)	2,765	1,896
Average daily number of shipments	3.09	2.81
Average daily revenue per freight weight	$19.27	$24.38

Our revenue from air freight forwarding services decreased by $2,863,025, or 62.6%, from $4,577,014 for the year ended September 30, 2022 to $1,713,989 for the year ended September 30, 2023. The Company sells air freight spaces to other freight forwarders to earn income through the price differences. Air freight forwarding revenue is recognized upon the completion of the transaction. The decrease of such revenue is mainly because the Company was focused on selling the air freight spaces with high unit prices in 2023, which lowered the sales volume. The number of air freight spaces sold decreased from 219 for the year ended September 30, 2022 to 146 for the year ended September 30, 2023.

Cost of Revenue

The following table set forth the breakdown of our cost of revenue for the periods indicated:

	Years ended September 30,
	2022	2023
Air freight charges	$12,261,846	$7,113,911
Last mile carriage and alliance costs	10,230,017	9,415,448
Warehouse labor costs	79,496	133,437
Packing costs	43,959	18,145
	$22,615,318	$16,680,941

Our cost of revenue mainly represented air freight charges, last mile carriage and alliance costs, packaging costs and labor costs. Our cost of revenue decreased by $5,934,377, or 26.2%, from $22,615,318 for the year ended September 30, 2022 to $16,680,941 for the year ended September 30, 2023, mainly due to decrease in air freight and courier expenses to fulfill the decreased sales transactions.

Our air freight charges mainly represented costs of air freight services. Our air freight charges decreased by $5,147,935, or 42.0%, from $12,261,846 for the year ended September 30, 2022 to $7,113,911 for the year ended September 30, 2023, mainly due to the decreased sales from both air freight forwarding services and integrated cross-border logistics services and lower air freight rates offered by suppliers during the year ended September 30, 2023.

Our last mile carriage and alliance costs mainly represented courier service charges, customs clearance fees and other alliance service charges. Our last mile carriage and alliance costs decreased by $814,569, or 8.0%, from $10,230,017 for the year ended September 30, 2022 to $9,415,448 for the year ended September 30, 2023, mainly due to less delivery orders from integrated cross-border logistics services.

Our warehouse labor costs mainly represented salaries and wages of warehouse staff. Our warehouse labor costs increased by $53,941, or 67.9%, from $79,496 for the year ended September 30, 2022 to $133,437 for the year ended September 30, 2023, mainly due to more part-time workers hired to improve work efficiency. For the year ended September 30, 2022, some warehouse works were contributed by several full-time employees which salaries were incurred in general and administrative expenses instead of recording as warehouse labor costs.

Our packing costs mainly represented packing materials, including boxes and labels, for repacking customers’ products. Our packing costs decreased by $25,814, or 58.7%, from $43,959 for the year ended September 30, 2022 to $18,145 for the year ended September 30, 2023, mainly due to less packing materials used for declined sales from integrated cross-border logistics services.

Gross Profit

Our gross profit increased by 35.5% to $1,905,587 for the year ended September 30, 2023, from $1,405,878 for the year ended September 30, 2022. Our gross profit margin increased to 10.3% for the year ended September 30, 2023, from 5.9% for the year ended September 30, 2022. The increase in gross profit margin could be attributed to the lower freight costs and higher sales unit prices.

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General and Administrative Expenses

The following table set forth the breakdown of our general and administrative expenses for the periods indicated:

	Years ended September 30,
	2022	2023
Staff costs	$383,959	$370,826
Travel expenses	69,383	171,667
Insurance	1,559	45,056
Depreciation Charge and Amortization of right-of-use assets	61,484	50,834
Allowance for (reversal of) expected credit loss	335	44,765
Others	72,012	75,578
	$588,732	$758,726

Our general and administrative expenses mainly represented staff costs, audit fees, traveling expenses, depreciation charge, amortization of right-of-use assets, allowance for expected credit loss and other administrative expenses. Our general and administrative expenses increased by $169,994, or 28.9%, from $588,732 for the year ended September 30, 2022 to $758,726 for the year ended September 30, 2023, mainly due to audit fees expensed off and increase in allowance for expected credit loss.

Our audit fees mainly represent annual audit fees incurred by the Company and its subsidiary. Audit fees increased by $170,000, or 10,198.0%, from $1,667 for the year ended September 30, 2022 to $171,667 for the year ended September 30, 2023. This was mainly due to the professional services fees on the annual audit for the consolidated financial statement of the Company for the year ended September 30, 2023, as the audit fees were recorded as deferred offering costs for the year ended September 30, 2022.

Our staff costs mainly represent staff salaries, contribution to staff retirement benefits and staff welfare for office staff and director. Staff costs decreased by $13,133, or 3.4%, from $383,959 for the year ended September 30, 2022 to $370,826 for the year ended September 30, 2023. This was mainly due to the staff turnover and the Company lowering the staff salaries for the new staff replacement.

Our travel expenses decreased by $24,327, or 35.1%, from $69,383 for the year ended September 30, 2022 to $45,056 for the year ended September 30, 2023 mainly due to decrease in travelling activities in 2023 compared to the prior year.

Our amortization of right-of-use assets mainly represented our operating lease of our Hong Kong office and warehouse on 18th and 24th floors of Tsuen Wan Industrial Centre. There was a decrease of 21.8% mainly due to the early termination of the operating lease of 24th of Tsuen Wan Industrial Centre during the year ended September 30, 2023, in order to centralize the warehouse operation for better management. Our depreciation charge mainly represented depreciation of our fixtures, furniture and office equipment. Our depreciation charge increased by 180.1% for the year ended September 30, 2023, which was mainly due to the additional computer equipment.

Other Income/Expenses

Our other income mainly consists of interest income, interest expenses, foreign exchange gain/loss, government grants and insurance claim income. Our net other income was $119,642 for the year ended September 30, 2022, as compared to net other income of $122,782 for the year ended September 30, 2023, primarily due to decrease in government grants from Employment Support Scheme under the Anti-epidemic Fund, and also, there were no insurance compensation claims for the year ended September 30, 2023, as the Company decided to compensate the loss of its customers directly instead of covering by an insurance policy.

The foreign exchange gains of $72,974 and $118,508 for the years ended September 30, 2022 and 2023, respectively, were primarily a result of net variances of the exchange rate between the Australian dollars and Hong Kong dollars on Australian dollar-denominated transactions. During the years ended September 30, 2022 and 2023, the foreign currency fluctuations on the Company are not hedged by any currency borrowings or other hedging instruments.

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Income Tax Expense

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

Cayman Islands and British Virgin Islands (“BVI”)

The Company is incorporated in the Cayman Islands and its wholly-owned subsidiary is incorporated in BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands and the BVI.

Hong Kong

The Company generated substantially all of its taxable income in Hong Kong for the years ended September 30, 2022 and 2023. Accordingly, tax expenses records in the Company’s result of operations are almost entirely attributable to income earned in Hong Kong.

The Hong Kong profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.

The effective tax rates on income before income taxes for the years ended September 30, 2022 and 2023 were approximately 13.5% and 15.1%, respectively.

Australia

Australian companies are subject to a corporate income tax rate of 30% on their taxable income, other than those classified as a “base rate company”, which are businesses with revenue of less than A$50 million (US$78 million) that are subject to a reduced corporate income tax rate of 25%. For the years ended September 30, 2022 and 2023 and the six months ended March 31, 2024, the Company was not considered a taxable Australian company.

New Zealand

New Zealand companies are subject to a corporate income tax rate of 28% on their taxable income. For the years ended September 30, 2022 and 2023 and the six months ended March 31, 2024, the Company was not considered a taxable New Zealand company.

Net Income

Our net income increased by 33.0% to $1,077,392 for the year ended September 30, 2023, as compared to $810,227 for the year ended September 30, 2022. The increase in net income was predominantly due to increased gross profit.

Comparison of Six Months Ended March 31, 2023 and 2024

	Six months ended March 31,
	2023	2024
	US$	US$
Revenue
Integrated cross-border logistics services	8,923,224	7,659,537
Air freight forwarding services	477,346	725,253
	9,400,570	8,384,790

Cost of revenue	8,684,797	6,726,294
Gross profit	715,773	1,658,496

General and administrative expenses	272,113	505,105
Income from operation	443,660	1,153,391

Other income (expense)
Interest income	745	29,323
Interest expense	(557)	(1,612)
Other income	73,158	(142,178)
Total other income/(expense), net	73,346	(114,467)
Income before income taxes	517,006	1,038,924
Income tax expenses	66,198	140,129
Net income	$450,808	$898,795

Revenues

Our revenue decreased by $1,015,780 or 10.8%, from $9,400,570 for the six months ended March 31, 2023 to $8,384,790 for the six months ended March 31, 2024, primarily due to the decrease in the integrated cross-border logistics services in 2024. Our revenue from integrated cross-border logistics services decreased by $1,263,687, or 14.2%, from $8,923,224 for the six months ended March 31, 2023 to $7,659,537 for the six months ended March 31, 2024. The decrease in revenue from integrated cross-border logistics services was attributed primarily to the implementation of relatively higher average sales prices by the Company in 2024, which subsequently led to a decrease in sales demand and volume from customers.

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The following table set forth the breakdown of our revenue analysis for integrated cross-border logistics services for the periods indicated:

	Six months ended March 31,
	2023	2024
Average daily number of packages	5,790	5,513
Average daily freight weight (kilogram)	2,396	1,939
Average daily number of shipments	3.32	2.74
Average daily revenue per freight weight	$21.56	$23.63

Our revenue from air freight forwarding services increased by $247,907, or 51.9%, from $477,346 for the six months ended March 31, 2023 to $725,253 for the six months ended March 31, 2024. The Company sells cargo spaces obtained from air freight forwarders and air freight carriers under the block space agreements to other air freight forwarders by leveraging the price differences to earn revenue. Such revenue is recognized upon the completion of the transaction as air freight forwarding service revenue.

The increase of the air freight forwarding services for the six months ended March 31, 2024 is primarily due to the increase of revenue derived from such resale of cargo space, as the overall supply of the air freight cargo spaces in the market has been increased due to the gradual resumption of air freight capacity after the pandemic, leading to the increased flight frequency and additional air freight routes, and eventually to a decrease in airfare prices compared to the time during the pandemic.

Cost of Revenue

The following table set forth the breakdown of our cost of revenue for the periods indicated:

	Six months ended March 31,
	2023	2024
Air freight charges	$3,565,445	$2,563,811
Last mile carriage and alliance costs	5,053,500	4,062,977
Warehouse labor costs	51,943	82,450
Packing costs	13,909	17,056
	$8,684,797	$6,726,294

Our cost of revenue mainly represented air freight charges, last mile carriage and alliance costs, packaging costs and labor costs. Our cost of revenue decreased by $1,958,503, or 22.6%, from $8,684,797 for the six months ended March 31, 2023 to $6,726,294 for the six months ended March 31, 2024, mainly due to decrease in air freight and last mile carriage expenses which in line with the drop of the air freight costs and decline in revenue from integrated cross-border logistics services.

Our air freight charges mainly represented costs of air freight services. Our air freight charges decreased by $1,001,634, or 28.1%, from $3,565,445 for the six months ended March 31, 2023 to $2,563,811 for the six months ended March 31, 2024, mainly due to the decrease in air freight costs from suppliers and decline in sales orders from integrated cross-border logistics services.

Our last mile carriage and alliance costs mainly represented courier service charges, customs clearance fees and other alliance service charges. Our last mile carriage and alliance costs decreased by $990,523, or 19.6%, from $5,053,500 for the six months ended March 31, 2023 to $4,062,977 for the six months ended March 31, 2024, mainly due to the decreased sales from integrated cross-border logistics services during the six months ended March 31, 2024

Our warehouse labor costs mainly represented salaries and wages of warehouse staff. Our warehouse labor costs increased by $30,507, or 58.7%, from $51,943 for the six months ended March 31, 2023 to $82,450 for the six months ended March 31, 2024, mainly due to more part-time workers hired.

Our packing costs mainly represented packing materials, including boxes and labels, for repacking customers’ products. Our packing costs increased by $3,147, or 22.6%, from $13,909 for the six months ended March 31, 2023 to $17,056 for the six months ended March 31, 2024, mainly due to the increase in packaging material costs for the integrated cross-border logistics services.

Gross Profit

Our gross profit increased by $942,723, or 131.7%, from $715,773 for the six months ended March 31, 2023 to $1,658,496 for the six months ended March 31, 2024. Our gross profit margin increased to 19.8% for the six months ended March 31, 2024, from 7.6% for the six months ended March 31, 2023. The increase in gross profit margin could be attributed to our costs controlled effectively by liaising better terms and lower airfare charges with air freight suppliers.

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General and Administrative Expenses

The following table set forth the breakdown of our general and administrative expenses for the periods indicated:

	Six months ended March 31,
	2023	2024
Staff costs	$177,210	$134,965
Travel expenses	25,315	131,818
Audit fees	833	85,833
Legal and professional fees	897	86,955
Depreciation Charge and Amortization of right-of-use assets	26,475	25,508
Allowance for (reversal of) expected credit loss	21,974	(24,012)
Others	19,409	64,038
	$272,113	$505,105

Our general and administrative expenses mainly represented staff costs, traveling expenses, audit fees, legal and professional fees, depreciation charge, amortization of right-of-use assets, allowance for expected credit loss and other administrative expenses. Our general and administrative expenses increased by $232,992, or 85.6%, from $272,113 for the six months ended March 31, 2023 to $505,105 for the six months ended March 31, 2024, mainly due to increase in travel expenses, audit fees and legal and professional fees upon Listing during the six months ended March 31, 2024.

Our travel expenses significantly increased by $106,503, or 420.7%, from $25,315 for the six months ended March 31, 2023 to $131,818 for the six months ended March 31, 2024. This was mainly due to the increase in travelling activities upon Listing and more business trips to maintain better business relationship during the six months ended March 31, 2024.

Our audit fees significantly increased by $85,000, or 10,204.1%, from $833 for the six months ended March 31, 2023 to $85,833 for the six months ended March 31, 2024. This was mainly due to the increase in accrued audit fees to the professional external auditors during the six months ended March 31, 2024.

Our legal and professional fees significantly increased by $86,058, or 9,594.0%, from $897 for the six months ended March 31, 2023 to $86,955 for the six months ended March 31, 2024. This was mainly due to the increase in service fees with legal advisor and other professional parties after Listing during the six months ended March 31, 2024.

Other Income/Expenses

Our other income mainly consists of interest income, interest expenses, foreign exchange gain/loss, government grants and insurance claim income. Our net other income was $73,346 for the six months ended March 31, 2023, as compared to net other expenses of $114,467 for the six months ended March 31, 2024, primarily due to foreign exchange loss net off.

We recorded foreign exchange gain of $71,299 for the six months ended March 31, 2023 and foreign exchange loss of $142,194 for the six months ended March 31 2024, primarily as a result of net variances of the exchange rate between the Australian dollars and Hong Kong dollars on Australian dollar-denominated transactions. During the six months ended March 31, 2023 and 2024, the foreign currency fluctuations on the Company are not hedged by any currency borrowings or other hedging instruments.

Income Tax Expense

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

Cayman Islands and British Virgin Islands (“BVI”)

The Company is incorporated in the Cayman Islands and its wholly-owned subsidiary is incorporated in BVI. Under the current laws of the Cayman Islands and the BVI, these entities are not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands and the BVI.

Hong Kong

The Company generated substantially all of its taxable income in the Hong Kong for the six months ended March 31, 2023 and 2024. Accordingly, tax expenses records in the Company’s result of operations are almost entirely attributable to income earned in the Hong Kong.

The Hong Kong profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.

The effective tax rates on income before income taxes for the six months ended March 31, 2023 and 2024 were approximately 12.8% and 13.49%, respectively.

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Australia

Australian companies are subject to a corporate income tax rate of 30% on their taxable income, other than those classified as a “base rate company”, which are businesses with revenue of less than A$50 million (US$78 million) that are subject to a reduced corporate income tax rate of 25%. For the six months ended March 31, 2023 and 2024, the Company was not considered a taxable Australian company.

New Zealand

New Zealand companies are subject to a corporate income tax rate of 28% on their taxable income. For the six months ended March 31, 2023 and 2024, the Company was not considered a taxable New Zealand company.

Net Income

Our net income increased by $447,987 or 99.4% to $898,795 for the six months ended March 31, 2024, as compared to $450,808 for six months ended March 31, 2023. The increase in net income was predominantly due to increased gross profit from the integrated cross-border logistics services.

Liquidity and Capital Resources

For the years ended September 30, 2022 and 2023 and the six months ended March 2023 and 2024, we have financed our operations primarily through cash generated from our business operation and capital contributions by our shareholder.

As of September 30, 2023, we have working capital of $128,745 as compared to working capital of $499,500 as of September 30, 2022. The total current assets increased 90.0%, from $2,116,028 on September 30, 2022 to $4,021,110 on September 30, 2023, mainly because of an increase in deferred costs which represented the professional listing fees settled and accrued for the year ended September 30, 2023. The total current liabilities increased 140.8%, from $1,616,528 on September 30, 2022 to $3,892,365 as of September 30, 2023. The increase in our current liabilities is mainly due to an increase in accounts payables and unpaid offering cost.

While our accounts receivable increased from $1,111,998 as of September 30, 2022 to $1,429,299 as of September 30, 2023, our working capital deceased from $499,500 as of September 30, 2022 to $128,745 as of September 30, 2023. The decrease of working capital was mainly due to a dividend paid of $1,474,359 for the year ended September 30, 2023.

As of March 31, 2024, we have working capital of $ 3,523,188 as compared to working capital of $128,745 as of September 30, 2023. The total current assets increased 27.7%, from $4,021,110 on September 30, 2023 to $5,133,249 in March 31, 2024, mainly because of the increase in cash and cash equivalents from the proceeds received from issuance of Ordinary Shares and the increase in profit attributable to the Company for the six months ended March 31, 2024. The total current liabilities decreased 58.6%, from $3,892,365 on September 30, 2023 to $1,610,061 as of March 31, 2024. The decrease in our current liabilities is mainly due to a decrease in accounts and other payables.

Saved for the proceeds received from issuance of Ordinary Shares in the IPO, we also received capital injections by our shareholder of $126,923, nil and nil for the years ended September 30, 2022 and 2023 and for the six months March 31, 2024, respectively.

We did not experience or identify any material trends or any known demands, commitments, events or uncertainties, in our liquidity, capital resources and results of operations, such as material commitments for capital expenditures and deposit on a short-term basis. Based on our total cash and cash equivalents as of March 31, 2024, we believe that our current cash and cash equivalents will be sufficient to meet our working capital needs in the next 12 months following this offering.

As of September 30, 2022 and 2023 and March 31, 2023 and 2024, the Company had a banking facility arrangement for a bank guarantee line with maximum amount of HK$3,690,000, which guaranteed by Mr. Wai Yiu Yau, the director of the Company, and secured by bank deposit from time to time charged in the bank’s favor. The outstanding principal as of September 30, 2023, March 31, 2023 and 2024 is nil, $232,051 and nil, respectively.

In the long run, if we need additional capital in the future to fund our continued operations and our cash requirements exceed the amount of cash and cash equivalents we have on hand at that time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity or convertible loans would result in dilution to our shareholders. The occurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that might restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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The following table set forth our current assets and current liabilities as of the dates indicated:

	As of September 30,		As of March 31,
	2022	2023	2024
Current assets
Cash and cash equivalents	$557,735	$554,132	$2,549,766
Accounts receivable, net	1,111,998	1,429,299	726,383
Deposits and prepayment	11,538	17,566	1,072,348
Prepayment – related party	-	169,834	32,721
Deferred costs	-	1,306,441	300,000
Contract assets	434,757	543,838	452,031
Total current assets	2,116,028	4,021,110	5,133,249

Current liabilities
Accounts payables	1,311,067	2,601,253	520,615
Accounts payables – related party	175,479	-	261,770
Other payables and accrued liabilities	13,043	1,096,016	646,197
Taxes payables	52,314	155,210	140,756
Lease liabilities - current	64,625	39,886	40,723
Total current liabilities	1,616,528	3,892,365	1,610,061
Net current assets	$499,500	$128,745	$3,523,188

Cash and cash equivalents

Cash and cash equivalents consist of funds deposited with banks, which are highly liquid and are unrestricted as to withdrawal or use.

The total balance of cash and cash equivalents decreased from $557,735 as of September 30, 2022 to $554,132 as of September 30, 2023. The decrease in the balance of cash and cash equivalents was mainly due to the net cash generated from operation of $2,021,831 which offset with the dividend paid of $1,474,359 and the payment of offering costs of $543,620 for the year ended September 30, 2023.

The total balance of cash and cash equivalents increased from $0.6 million as of September 30, 2023 to $2.5 million as of March 31, 2024. The increase in the balance of cash and cash equivalents was mainly due to the proceeds from the issuance of Ordinary Shares, net of issuance cost, of $5,379,500 and net off with the payment of offering costs of $1,756,440 for the six months ended March 31, 2024.

Accounts Receivable, net

Our accounts receivable represented receivables from customers of our logistics and air freight forwarding services. Credit periods for customers are normally within 7 to 90 days after customers have received the services provided by the Company.

Our accounts receivable, net increased by $317,301, or 28.5% from $1,111,998 as of September 30, 2022 to $1,429,299 as of September 30, 2023. The increase was mainly attributable to the increase in revenue near the year end.

Our accounts receivable, net decreased by $702,916, or 49.2% from $1,429,299 as of September 30, 2023 to $726,383 as of March 31, 2024. The decrease was mainly attributable to the decrease in revenue near the period end.

An impairment analysis is performed at the end of each year. For the year ended September 30, 2022, there was a reversal of allowance for expected credit loss for $522. There was an allowance for expected credit loss amounting to $33,466 made in the year ended September 30, 2023. There was a reversal of allowance for expected credit loss amounting to $21,789 made in the six months ended March 31, 2024.

Deposits and prepayment

Deposits and prepayment consist of trade deposits, deposits of rental and utility, prepayment paid to suppliers for freight services and prepayment paid to professional parties for corporate financing arrangement.

Deposits and prepayment increased significantly by $175,862, or 1,524.2% from $11,538 as of September 30, 2022 to $187,400 as of September 30, 2023. The increase was mainly due to the increase in prepayment with suppliers and related parties.

Deposits and prepayment increased by $917,669, or 489.7% from $187,400 as of September 30, 2023 to $1,105,069 as of March 31, 2024. The increase was mainly due to the increase in prepayment for warehouse equipment and accounting system, prepayment with professional parties for corporate financing arrangement and with suppliers for freight services.

Contract assets

Contract assets include billed and unbilled amounts resulting from in-transit shipments, as the Company has an unconditional right to payment only when services have been completed (i.e., shipments have been delivered). Upon completion of the performance obligations, which can vary in duration based upon the method of transport, these amounts become classified within accounts receivable.

Contract assets increased by $109,081 or 25.1% from $434,757 as of September 30, 2022 to $543,838 as of September 30, 2023. The increase was mainly due to more in-transit deliveries that were not yet delivered to the customers near the year end 2023.

Contract assets decreased by $91,807 or 16.9% from $543,838 as of September 30, 2023 to $452,031 as of March 31, 2024. The decrease was mainly due to less in-transit deliveries that have not yet delivered to the customers near the six months ended March 31, 2024.

An impairment analysis is performed at the end of each year. For the year ended September 30, 2022, there was an allowance for expected credit loss for $857. There was an allowance for expected credit loss amounting to $11,299 made in the year ended September 30, 2023. There was a reversal of allowance for expected credit loss amounting to $2,223 made in the six months ended March 31, 2024.

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Deferred costs

Deferred offering costs consist principally of incremental direct costs resulting from the share offering incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration related costs in connection with the offering of the Company’s Ordinary Shares. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Accounts payable

The accounts payable are derived from logistics and air freight service providers. The accounts payable increased by $1,290,186, or 98.4% from $1,311,067 as of September 30, 2022 to $2,601,253 as of September 30, 2023. The balances arise from logistics service providers were settled within 7 to 30 days. The increase was mainly due to outstanding supplier invoices related to the air freight costs for the year ended September 30, 2023.

The accounts payable decreased by $2,080,638 or 80.0% from $2,601,253 as of September 30, 2023 to $520,615 as of March 31, 2024. The decrease was mainly due to the material repayment of outstanding freight charges subsequent to September 30, 2023 and the Company kept better payment management with suppliers for the period ended March 31, 2024.

Accounts payable – related party

Accounts payable – related party amounted to $175,479 and nil as of September 30, 2022 and September 30, 2023, respectively. For the year ended September 30, 2022, this balance consists of accounts payable to a related company arising from unsettled courier service fees.

Accounts payable – related party amounted to nil and $261,770 as of September 30, 2023 and March 31, 2024, respectively. This balance consists of accounts payable to a related company arising from last mile service fees.

Other payables and accrued liabilities

The line item consists of accrued payroll expenses, audit fees, other administrative expenses and accrued offering costs. The balance increased significantly by $1,082,973, or 8,303.1% from $13,043 as of September 30, 2022 to $1,096,016 as of September 30, 2023. The increase was mainly due to the increase of accrued offering costs and audit expenses.

The balance decreased by $449,819, or 41.0% from $1,096,016 as of September 30, 2023 to $646,197 as of March 31, 2024. The decrease was mainly due to the repayment of listing fees.

Lease liabilities – current

Our lease liabilities represented the current portion of the operating lease of our Hong Kong office and warehouse.

The Company combines the lease and non-lease components in determining the ROU assets and related lease obligation. Adoption of this standard resulted in the recording of operating lease ROU assets and corresponding operating lease liabilities. ROU assets and related lease obligations are recognized at commencement date based on the present value of remaining lease payments over the lease term.

The Company’s management believes that the Hong Kong Dollar Best Lending Rate (“BLR”) was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company as quoted by the BLR minus 2.5%

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Cash Flow

Our use of cash is primarily related to operating activities, payment of dividends, investing activities and payment of IPO cost. We have historically financed our operations primarily through our cash flow generated from our operations and financing activities. The following table sets forth a summary of our cash flows information for the years/periods indicated:

	Years ended September 30,
	2022	2023
Net cash provided by operating activities	$783,045	$2,021,831
Net cash used in investing activities	(9,247)	(7,455)
Net cash used in financing activities	(1,244,502)	(2,017,979)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(470,704)	(3,603)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	1,028,439	557,735
CASH AND CASH EQUIVALENTS AT END OF YEAR	$557,735	$554,132

	Six months ended March 31,
	2023	2024
Net cash provided by (used in) operating activities	$1,157,621	$(256,581)
Net cash used in investing activities	(2,824)	(473,409)
Net cash (used in) provided by financing activities	(110,000)	2,725,624
NET CHANGE IN CASH AND CASH EQUIVALENTS	1,044,797	1,995,634
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	557,735	554,132
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,602,532	$2,549,766

Operating Activities

Our cash inflow from operating activities was principally from the receipt of revenue. Our cash outflow used in operating activities was principally for payment of supplier costs and operating expenses.

Net cash provided by operating activities was $2,021,831 for the year ended September 30, 2023, compared to net cash provided by operating activities of $783,045 for the year ended September 30, 2022, representing an increase of approximately $1.2m in the net cash inflow in operating activities. The increase in net cash provided by operating activities was primarily due to the following major working capital changes:

(1)	Change in accounts receivable resulted in a cash outflow of $350,767 for the year ended September 30, 2023 compared to a cash outflow of $285,640 for the same period of 2022, which led to an approximately $65,000 decrease in net cash inflow in operating activities.
(2)	Change in deposits and prepayment resulted in a cash outflow of $175,862 for the year ended September 30, 2023 compared to a cash outflow of $146,442 for the same period of 2022, which led to an approximately $29,000 decrease in net cash inflow in operating activities.
(3)	Change in accounts payable and accounts payable – related party resulted in a cash inflow of $1,114,707 for the year ended September 30, 2023 compared to a cash inflow of $520,143 for the same period of 2022, which led to an approximately $595,000 increase in net cash inflow in operating activities.
(4)	Change in other payables and accrued liabilities resulted in a cash inflow of $320,152 for the year ended September 30, 2023 compared to a cash outflow of $5,415 for the same period of 2022, which led to an approximately $326,000 increase in net cash inflow in operating activities.
(5)	Change in contract liabilities resulted in a cash outflow of nil for the year ended September 30, 2023 compared to a cash outflow of $24,157 for the same period of 2022, which led to an approximately $24,000 increase in net cash inflow in operating activities.
(6)	Change in tax payables resulted in a cash inflow of $102,896 for the year ended September 30, 2023 compared to a cash outflow of $13,975 for the same period of 2022, which led to an approximately $117,000 increase in net cash inflow in operating activities.
(7)	Net income of $1,077,392 in the year ended September 30, 2023 compared net income of $810,227 to the same period of 2022, which led to an approximately $267,000 increase in net cash inflow in operating activities.

Net cash used in operating activities was $256,581 for the six months ended March 31, 2024, compared to net cash provided by operating activities of $1,157,621 for the six months ended March 31, 2023, representing a increase of approximately $1,414,000 in the net cash outflow in operating activities. The increase in net cash used in operating activities was primarily due to the following major working capital changes:

(1)	Change in accounts receivable resulted in a cash inflow of $724,706 for the six months ended March 31, 2024 compared to a cash inflow of $281,612 for the same period of 2023, which led to an approximately $443,000 increase in net cash inflow in operating activities.
(2)	Change in deposits and prepayment resulted in a cash outflow of $20,233 for the six months ended March 31, 2024 compared to a cash outflow of $64,424 for the same period of 2023, which led to an approximately $44,000 decrease in net cash outflow in operating activities.
(3)	Change in contract assets resulted in a cash inflow of $94,029 for the six months ended March 31, 2024 compared to a cash outflow of $94,320 for the same period of 2023, which led to an approximately $188,000 increase in net cash inflow in operating activities.
(4)	Change in accounts payable resulted in a cash outflow of $2,080,638 for the six months ended March 31, 2024 compared to a cash inflow of $412,926 for the same period of 2023, which led to an approximately $2,494,000 increase in net cash outflow in operating activities.
(5)	Change in accounts payable – related parties resulted in a cash inflow of $261,770 for the six months ended March 31, 2024 compared to a cash inflow of $133,604 for the same period of 2023, which led to an approximately $128,000 decrease in net cash inflow in operating activities.
(6)	Change in other payables and accrued liabilities resulted in a cash outflow of $102,382 for the six months ended March 31, 2024 compared to a cash inflow of $34,538 for the same period of 2023, which led to an approximately $137,000 increase in net cash outflow in operating activities.
(7)	Net income of $ 898,795 in the six months ended March 31, 2024 compared net income of $450,808 to the same period of 2023, which led to an approximately $448,000 increase in net cash inflow in operating activities.

Investing Activities

For the years ended September 30, 2022, 2023, and for the six months ended March 31, 2024, our cash outflow used in investing activities was principally derived from the purchases of fixtures, furniture and equipment.

Financing Activities

For the year ended September 30, 2022, our cash used in financing activities was principally for cash payment of dividends. For the year ended September 30, 2023 our cash used in financing activities was principally for cash payment for the offering expenses and dividend.

For the six months ended March 31, 2024, our net cash provided by financing activities was principally derived from the proceeds from the issuance of Ordinary Shares, net of issuance cost, of $5,379,500 and net off with the payment of offering costs of $1,756,440 and upfront payment for services to bring in external financing of $897,436. For the six months ended March 31, 2023 our cash used in financing activities was principally for cash payment for the offering expenses.

The Company believes that, taking into consideration the financial resources presently available, including the current levels of cash and cash flows from operations, our cash and cash equivalent will be sufficient to meet its anticipated cash needs for at least the next twelve months from the date of this prospectus.

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Capital Expenditures

The Company did not incur any significant capital expenditures for the years ended September 30, 2022 and 2023.

For the six months ended March 31, 2024, we incurred capital expenditures of $473,409 primarily related to purchase of warehouse equipment and accounting system.

Off-Balance Sheet Arrangements

For the year ended September 2022, the Company was required to provide a bank guarantee to IATA in favor of its associated airlines to secure the purchases of cargo spaces. IATA shall have the right from time to time by giving notice in writing to require us to increase the amount of guarantee if the cargo spaces purchased by us were greater than the existing guaranteed sum. Bank guarantees are provided by the principal bank of the Company, which in return required a personal guarantee from a director of the Company and collateral such as mortgage over a property of the director to be pledged in favor of the bank. For the year ended September 30, 2023, the bank guarantee requirement has been released and the Company is required to provide bank deposits directly to the associated airlines of IATA to secure the purchases of cargo spaces. As of September 30, 2022 and 2023 and March 31, 2024, a bank provided guarantee of $232,051, nil and nil, respectively, for covering the performance of obligations of the Company.

Except the disclosures mentioned above, we have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, credit risk support, or other benefits.

Contractual Obligations

The following tables summarized the contractual obligations of the Company as of March 31, 2023:

	Payments Due by Period
	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years	Total
	US$	US$	US$	US$	US$
Contractual Obligations:
Operating lease obligation	16,667	-	-	-	16,667
Total contractual obligation	16,667	-	-	-	16,667

The following tables summarized the contractual obligations of the Company as of March 31, 2024:

	Payments Due by Period
	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years	Total
	US$	US$	US$	US$	US$
Contractual Obligations:
Operating lease obligation	43,076	61,027	-	-	104,103
Total contractual obligation	43,076	61,027	-	-	104,103

As of March 31, 2023 and 2024, we did not have any capital expenditure commitment.

Critical Accounting Policies and Estimates

Our significant accounting policies and their effect on our financial condition and results of operations are fully disclosed in our consolidated financial statements included elsewhere in this prospectus. We have prepared our consolidated financial statements in conformity with U.S. GAAP, which requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. These estimates are prepared using our best judgment, after considering past and current events and economic conditions. While management believes the factors evaluated provide a meaningful basis for establishing and applying sound accounting policies, management cannot guarantee that the estimates will always be consistent with actual results. In addition, certain information relied upon by us in preparing such estimates includes internally generated financial and operating information and external market information. Actual results may differ from these estimates.

We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because the information was not available at the time or it includes matters that were highly uncertain at the time we were making our estimate and (2) changes in the estimate could have a material impact on our financial condition or results of operations. Despite the fact that the management determines there are no critical accounting estimates, the most significant estimates relate to allowance for credit losses, for which we are required to estimate the collectability of accounts receivable. The estimates were based on a number of factors including historical loss rates and expectations of future conditions, and other factors that may affect our ability to collect from customers.

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Quantitative and Qualitative Disclosure About Market Risk

Credit Risk

On October 1, 2020, the Company adopted ASC 326. The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash, accounts receivable, deposits and contract assets. The Company has designed their credit policies with an objective to minimize their exposure to credit risk.

Our exposure to credit risk, which will cause a financial loss to us due to failure to discharge an obligation by the counterparties, relates primarily to our bank deposits (including our own cash at banks), accounts receivable, deposits and contract assets. We consider the maximum exposure to credit risk equals to the carrying amount of these financial assets in the consolidated statement of financial position. As of March 31 2024, the cash balance of $2,549,766 was substantially maintained at financial institutions in Hong Kong.

We believe that there is no significant credit risk associated with cash, which was held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located.

Credit risks associated with account receivables and contract assets are typically accounted for by creating an allowance for expected credit losses. Credit risks are mitigated by performing ongoing credit evaluations of customers’ financial condition. We have adopted a credit policy of dealing with creditworthy counterparties to mitigate the credit risk from defaults. We estimate the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are made for differences in current risk characteristics.

Foreign Currency Risk

We are a global provider of integrated cross-border logistics services and air freight forwarding services and our functional currency is the Hong Kong dollars. Most of our transactions during the periods presented in this prospectus are denominated in Hong Kong dollars, Australian dollars and New Zealand dollars. Historically, our principal exposure to foreign currency fluctuations is mainly with respect to our expenses incurred denominated in Australian dollars and New Zealand dollars. For the years ended September 30, 2022 and 2023 and for the six months ended March 31, 2024, we incurred approximately 47.7%, 54.3% and 58.1% of our cost of revenue, respectively, denominated in foreign currencies for customs clearance fees and local courier expenses. We do not use currency exchange contract to reduce the risk of adverse foreign currency movements, but we believe that our exposure from foreign currency fluctuations is unlikely to be material. Foreign currency fluctuations had a slightly positive impact on net income for the years ended September 30, 2022 and 2023 and for the six months ended March 31, 2023, and a negative impact on net income for the six months ended March 31, 2024. For the years ended September 30, 2022 and 2023, the foreign exchange gains were $72,974 and 118,508, respectively. For the six months ended March 31, 2023 and 2024, the foreign exchange gains was $71,299 and the foreign exchange loss was $142,194, respectively.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

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BUSINESS

Our Mission

We are an emerging e-commerce logistics provider providing end-to-end logistics solution in Hong Kong, Australia, and New Zealand. Our mission is to combine our experience, knowledge, and network with flexibility and agility to provide a one-stop logistics solution to customers and enterprises.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted by our operating subsidiary in Hong Kong, Globavend HK. Since June 2023, we have established our principal executive office in Perth, Australia.

Founded in 2016, we are emerging e-commerce logistics provider providing end-to-end logistics solutions in Hong Kong, Australia, and New Zealand. Our business spans Hong Kong and four cities in Australia and in New Zealand through our own business presence and the presence of our service providers. Our customers are primarily enterprise customers, being e-commerce merchants or operators of e-commerce platforms, providing business-to-consumer (B2C) transactions.

As an e-commerce logistics provider, we provide integrated cross-border logistics services from Hong Kong to Australia and New Zealand, where we provide customers with a one-stop solution, from parcel consolidation to air freight forwarding, customs clearance, on-carriage parcel transportation, and delivery. We rely on our own proprietary all-in-one shipping solution, which has been or can be connected to the customer’s own IT systems (such as enterprise resource planning (ERP) systems, customer relationship management (CRM) systems, booking management systems, or point-of-sale (POS) systems) on one end and the transportation management systems (TMS) of our ground transportation service providers on the other end, to facilitate effective logistics management.

Other than integrated cross-border logistics services, we also provide fragmented logistics services, which typically include freight forwarding services, to customers and enterprises at their own choice.

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Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

We are an IATA-Accredited Cargo Agent

We are trusted provider of air freight forwarding and related logistics services. Our reputation and reliability have been recognized by the IATA as an accredited cargo agent. IATA is the trade association for the world’s airlines, having over 300 member airlines comprising 83% of total air traffic. We were admitted as an IATA-accredited cargo agent in September 2022.

Being an IATA-accredited cargo agent signifies that we are competent, both financially and professionally, as an air freight forwarder. We are also entitled to use the Cargo Accounts Settlement System (CASS) maintained by IATA to make payments for air freight charges to multiple air freight carriers, which greatly reduces operational costs and optimizes operational flexibility.

We Have a Stable Business Relationship with Air Freight Carriers, Which Enhances Our Competitiveness in Our Business

We have established long-standing partnerships with international air freight carriers, with two of our top five suppliers for the years ended September 30, 2022 and 2023 being headquartered in Australia. Our business relationships with these air freight carriers have spanned over years, and we have maintained stable and cooperative relationships with them.

To ensure the provision of reliable and efficient integrated cross-border logistics services and air freight forwarding services, we have also entered into block space agreements with various air freight carriers. These block space agreements allow us to secure air cargo space primarily for our own deployment. By entering into block space agreements, we have the competitive advantage over our competitors in securing cargo spaces, particularly during peak seasons with high air freight demands. These block space agreements are terminable by either party on notice, without incurring penalty. As of March 31, 2024, we had one block space agreement with an air freight carrier, namely, Qantas Airways Limited. Apart from block space agreements, we can still source air cargo space from air freight carriers without entering into any block space agreements in view of our stable relationship with them at market rates (as opposed to predetermined rates under the block space agreements).

Our strong relationships with our partnering air freight carriers and the block space agreements provide us with greater flexibility in meeting the integrated cross-border logistics needs and air freight forwarding needs of our customers and thereby enhancing our competitiveness in the e-commerce logistics industry. It enables us to secure cost-effective cargo space while ensuring timely delivery of goods to destinations.

We Have Established a Strong Presence in Australia and New Zealand

Our integrated cross-border logistics services and air freight forwarding services are primarily operated for direct injection of parcels and cargos into Australia and New Zealand. Over the years, we have established close relationships with the local ground transportation service providers in Australia and New Zealand, who are mainly government-owned enterprises. Our affinity with the local ground transportation service providers has been enhanced with the integration of our proprietary all-in-one shipping solution into their Transportation Management Systems (TMS).

We leverage upon a strong established network created by our local ground transportation service providers to reinforce our presence in Australia and New Zealand.

We Offer Cost-Efficient, Customizable, One-Stop, Integrated Cross-Border Logistics Services and Air Freight Forwarding Services to Accommodate Our Customers’ Various Logistics Needs

We are a trusted provider of integrated cross-border logistics services, air freight forwarding, and related logistic services, catering to the diverse and evolving needs of our customers. We are committed to offering cost-efficient, one-stop solutions that cover the entire logistic spectrum, enabling our customers to focus on their core business operation while leaving their logistics needs to us. Our extensive network of partnerships and collaborations with air freight carriers, customs clearance companies, ground transportation companies, and delivery service providers allow us to provide a seamless, hassle-free experience to our customers. Our logistics services are highly customizable, where customers can choose to engage our one-stop, integrated cross-border logistics services which provide hassle-free services from parcel consolidation to delivery, or to choose our logistics services on fragmented basis, where customers may choose any segment of our logistics services along the logistics supply chain.

We are also able to achieve a competitive pricing in the provisions of our logistics services. For instance, we have purchased cargo space from one of the leading major air freight carriers in the Oceania region and developed a stable business relationship with one of the largest delivery service providers in Australia for over three years, providing for greater certainty of pricing. At Globavend HK, we understand the importance of optimizing transportation processes to reduce costs and minimize transit times. We cater to the needs of a range of customers, including leading e-commerce platforms in Hong Kong or e-commerce merchants of beauty products and technology accessories. Given our stable relationships with our suppliers, coupled with our extensive network of partnerships, we have been able to maintain our status as one of the trusted freight forwarding and related logistics service providers for many of our major customers.

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Our Proprietary All-in-One Shipping Solution Provide Operational Efficiency and Facilitate Effective Logistics Management

We have internally developed our own proprietary all-in-one shipping solution, which was modified by us internally on a shipping software purchased by us in 2019. Our proprietary all-in-one shipping solution has been or can be connected to the customer’s own IT systems (such as enterprise resource planning (ERP) systems, customer relationship management (CRM) systems, booking management systems, or point-of-sale (POS) systems) on one end and the transportation management systems (TMS) of our ground transportation service providers on the other end, to facilitate effective logistics management. With our all-in-one shipping solution, booking instructions and delivery instructions can be generated automatically without any manual inputs, which significantly reduce shipment errors and enhance logistics efficiency, enabling us to provide efficient and seamless service to our customers.

Under our all-in-one shipping solution, a unique tracking number will be automatically generated and assigned to each and every package once a booking instruction is made under the booking management function of the all-in-one shipping solution (which receives package information from the customer’s own IT systems). Our all-in-one shipping solution will gather the package information (such as the shipper’s details and destination information), which will, in turn, transmit the same to our ground transportation service providers and give delivery shipping and delivery instructions to them accordingly.

Our all-in-one shipping solution also allows a high degree of customization and can be integrated into a customer’s IT system with minimal costs. This enables us to meet the unique requirements of the customers and provide a competitive edge in the industry.

The reliability of our all-in-one shipping solution, and as an e-commerce logistics provider has been recognized internationally. We are one of the 1,086 carriers recognized by AfterShip, an established post-purchase platform providing cross-platform and cross-carrier e-commerce shipping tracking services, where shipments made with us can be tracked on the AfterShip tracking system.

With the assistance of all-in-one shipping solution, we believe that we are well-positioned to meet the needs of our customers, which comprise mostly of e-commerce platforms or e-commerce merchants in Hong Kong, in providing business-to-consumer (B2C) services. Our all-in-one shipping solution will continue to play a critical role in our business.

Our Management and Staff Have Extensive Experience and In-Depth Industry Knowledge

Our management possesses extensive experience, in-depth knowledge, and expertise in the freight forwarding and logistics industry. With such experience and expertise, our management is able to keep abreast of the latest developments in the market and to maintain a close relationship with our partners and service providers, including air freight carriers.

In particular, Mr. Wai Yiu Yau, our founder, chief executive officer, and chairman of the board, has over 15 years of experience in the logistics industry and has played a key management and leadership role in our development. Prior to founding Globavend HK, he worked at a leading worldwide logistics company and was responsible for its daily logistics operations in the Asia-Pacific region. His qualifications and leadership were essential in formulating our business strategies, and his technical know-how and industry knowledge acquired and accumulated over the years are essential in keeping us ahead of our competition and securing new business opportunities.

As of March 31, 2024 and the date of this prospectus, we have seven employees, many of whom have previously worked in the logistics industry. We believe that the industry expertise and in-depth knowledge of e-commerce logistics, international freight forwarding, and related logistics services of our employees are essential to our success. For instance, if a customer requires to transport some of its goods to a particular destination within a specified timeframe with a view to minimize its costs, our team will promptly contact our suppliers to source the most competitive rates and consequently advise the customer on the various available services that can meet its specific needs.

We believe that our success over the years is a direct result of our experienced team of professionals, including our management and employees, who have been dedicated to providing high-quality freight services to our customers.

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Our Strategies

We intend to pursue the following strategies to further expand our business:

Enhance Our Business Presence in Hong Kong, Australia and New Zealand

According to Ti Logistics, it is expected that the e-commerce logistics market of Australia will grow by 9.9% year-on-year (y-o-y) in 2023 to US$5,957m (equivalent to €5,837m), and to US$9,616m (equivalent to €9,424m) in 2027, representing a 22-27 Compound Annual Growth Rate (CAGR) of 12.2%. Please refer to “Industry and Market Data – The e-commerce industry – Market forecast of the e-commerce logistics market” of this prospectus. According to another industry report published by Australia Post, Australians spent a record of US$552 billion (equivalent to A$353 billion) in retail goods in 2022, representing an increase of 9.2% when compared with 2021. Australia Post also predicts that retail trade in Australia will continue with a rising trend of 3% each year and by 2033, around one in three of every dollar will be spent online.

Given the strong and increasing demands of e-commerce in Australia, we expect that the demand for e-commerce logistics will be trending as well. As such, we plan to tap into the growth of the e-commerce logistics market in Australia by further expanding our logistics network and business presence in Australia and New Zealand, so as to improve overall utilization through economies of scale, increase the level of integration across our logistics networks, and improve efficiencies through more intelligent decision-making. Currently, our logistics network only covers four cities in Australia. As of September 30, 2023, we had seven employees, all of whom were stationed in Hong Kong. To align with our expansion strategy, we established our principal executive office in Perth, Australia, in June 2023. Mr. Wai Yiu Yau, our chief executive officer, has been stationed in Perth, Australia since then. As of the date of this prospectus, we have seven employees, six of whom based in Hong Kong and one of whom based in Australia. As part of our expansion plan, we intend to set up new warehouses in Sydney, Melbourne and Perth, Australia as well as in New Zealand and to hire additional employees stationed in those cities to manage and operate those warehouses. It is expected that an additional six employees will be recruited for each new warehouse to be set up by us.

Currently, we do not have our own ground transportation team in Hong Kong and a vast majority of our customers deliver the parcels to our warehouse for further processing after booking instructions have been made with us. To enhance our business presence in Hong Kong, we intend to set up our own ground transportation service team and customs clearance service team or to pursue acquisitions, investments, joint ventures, or partnerships with them. To set up our own ground transportation service team and customs clearance service team, we expect that ten additional employees would need to be recruited for the ground transportation service team and six additional employees will be recruited for the customs clearance service team, all of whom will be stationed in Hong Kong.

We will continue to strengthen our logistics network and infrastructure by strategically accessing advantageous geographical locations. We plan to broaden and deepen our logistics networks’ reach to penetrate further into cities in Australia and New Zealand. We will also continue to adopt an open mind set in collaborating with industry participants and our service providers and fully utilize their resources and operational expertise to realize synergies.

Enhance the Use of Information Technology into Intelligent Delivery and Collection Solutions

To differentiate ourselves from our competitors, we plan to enhance our quality of service with the use of information technology. We intend to develop our business and service capabilities by developing intelligent delivery and collection services, which include installation of intelligent parcel pickup, collection, and drop-off facilities, so as to expand our parcel collection network to meet the increasing needs and growing demands of e-commerce platforms, merchants, and shoppers. According to Fortune Business Insights, a worldwide market research firm, the market size of smart parcel lockers was valued at US$806.6 million in 2022 and is projected to grow from US$902.6 million in 2023 to US$2,073.40 million by 2030.

We aim to bring in and develop the technology of intelligent delivery and collection services to Australia and New Zealand. With the implementation of intelligent delivery and collection solutions, we can expand our service network geographically, increase our service capabilities, and provide pickup, collection, and drop-off services 24 hours a day, seven days a week. We aim to achieve this by developing intelligent delivery and collection solutions internally, by entering into strategic alliances with appropriate service providers, or by pursuing acquisitions, investments, joint ventures, or partnerships with service providers.

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Expand Our Logistics Services into Different Verticals of the Logistics Supply Chain

Currently, we rely on our business partners, including air freight carriers, customs clearance companies, ground transportation companies, and local delivery service providers, to implement our integrated cross-border logistics services and air freight forwarding services to our customers. Furthermore, the scope of our integrated cross-border logistics services currently does not cover pre-carriage parcel pick up and most of our business customers deliver the parcels to our warehouse directly. To enhance operational efficiency and quality and to achieve economy of scale, we aim to further expand our business into different verticals of the logistics supply chain. We intend to achieve this by setting up our own ground transportation service team and customs clearance service team or to pursue acquisitions, investments, joint ventures, or partnerships with them. We believe that such business expansion can achieve a better economy of scale, improve our profit margins, and increase our competitiveness as a whole.

Upgrade Our Warehousing Facilities

We intend to upgrade our warehousing facilities with a view to provide an array of value-added logistics services to our customers. We expect our warehousing facilities and our related logistic services provided to our customers can be improved by installing various systems, such as automated temperature and humidity control systems, anti-theft systems, and monitoring systems. Further, we also plan to implement an automated intelligent system at the warehousing facilities to improve its efficiency and capacity to handle our customers’ rising demands. By implementing and upgrading the systems, we believe that it would significantly strengthen our ability to handle large quantities of goods within tight schedules and minimize the chance of error. With the new systems, we would be able to offer our customers a wider range of value-added services, which would increase our competitive edge in our integrated, all-in-one, cross-border logistics services and the air freight forwarding business, expanding our customer base and encouraging returning customers.

Pursue Strategic Alliances and Selecting Acquisition Opportunities

We aim to selectively form additional strategic alliances with air freight carriers, overseas logistics companies, and other partners that bring synergies with our business. We also plan to selectively pursue acquisitions, investments, joint ventures, and partnerships that are complementary to our business and operations. We will continue to work with domestic and international business partners or service providers to grow our global coverage and broaden our service offerings in international markets. We plan to further penetrate our existing markets by expanding our service offerings; enhancing our all-in-one, integrated cross-border logistics services; and expanding into other countries and regions.

Further Enhance Our Sales and Marketing Effort Using “Big Data” and Additional Sales Personnel

We recognize the important of maintaining a stable business relationship with our existing customers. To achieve this, we plan to enhance our sales and marketing efforts through various initiatives. As part of our strategy, we plan to improve communication with our existing customers to keep abreast of the latest market trends and developments. This would allow us to devise business and marketing strategies that are in line with market demands.

In the course of our business, we have been able to obtain delivery information and purchase habitat information of e-commerce shoppers and customers. We plan to leverage upon such “big data” and generate statistical data for our internal analysis and boost up our sales by marketing our services to targeted shippers and customers in the appropriate markets or geographical locations with high online shopping demands. We also aim to offer referral programs to existing customers, as we recognize the importance of diversifying our existing customer base.

To support the expansion of our business, we also plan to recruit additional personnel comprising of staff and managers who are experienced in the logistics services to support our operation. In addition, we also aim to recruit sales and marketing personnel who have e-commerce knowledge and related customer base to enhance our sales and marketing networks.

With the implementation of the above strategy, we believe that we are able to strengthen our customer base, on the one hand, and further diversify our customer base, on the other hand, to reinforce our competitive edge.

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Our Services and Business Model

As an e-commerce logistics provider, we formulate and implement integrated, end-to-end, cross-border logistics solutions for our customers with the provision of air freight forwarding services and related logistics services as our principal business.

Our business model principally involves the provision of (i) integrated cross-border logistics services, which include air freight forwarding services offered as an integral part thereof; and (ii) air freight forwarding services, offered as a modularized logistics service segmented from our integrated cross-border logistics services.

Our logistics network covers Hong Kong and four cities in Australia, namely Sydney, Melbourne, Brisbane, and Perth, as well as New Zealand.

The chart below shows the coverage of our logistics network.

Integrated Cross-Border Logistics Services

Our integrated cross-border logistics services is our dominant business segment, which involve order processing, parcel consolidation, cross-border transportation (primarily by way of air freight), and air freight forwarding, followed by ground transportation and delivery at destination cities, together with other value-added services. While traditional logistics services providers typically provide fragmented logistics services and require customers to coordinate with various service providers, we, as an integrated cross-border logistics services provider, carry out the coordination with different players in the logistics value chain, including warehousing, customs clearance, and air freight or ground transportation services. This has effectively reduced the lead time and hassle and greatly improved the efficiency in fulfilling service orders.

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As an integral part of our integrated cross-border logistic services, we have also developed our own proprietary all-in-one shipping solution, which was modified by us internally on a shipping software purchased by us in 2019. Our proprietary all-in-one shipping solution has been or can be connected to the internal sales or booking systems of customers, as well as the carrier management systems of the ground transportation carriers, to facilitate effective logistics management, the details of which are explained. Our services are provided primarily on a contract logistics basis, under which we provide our enterprise customers with customized integrated logistics services covering the entire delivery process. Our services start by enterprise customers making booking instructions in their own internal sales or booking systems, which integrate into our own proprietary all-in-one shipping solution. Upon receipt of booking instructions, our services start and cover from order origination to the final point of sale or delivery without further efforts or coordination from customers. This service is a customized one so as to fit a customer’s own business model, representing a seamless combination of order processing, parcel consolidation, transportation, and delivery.

For customers engaging our services with agreed price quotations, we can provide one-off or on-demand integrated cross-border logistics services. Alternatively, customers can also request for our logistics services on a modularized or one-off basis, i.e., they can request for any segment of our logistics services within the integrated cross-border logistics solution on a stand-alone basis.

As part of our integrated cross-border logistics services, we also provide related logistics services, which include the provision of supporting transportation for freight forwarding purpose, storage of consignment, labelling of consignments, other related logistic services for freight forwarding purpose, freight management services via our proprietary all-in-one shipping solution, and delivery at destination.

We engage (i) air freight carriers for the provision of cargo spaces, (ii) supporting ground transportation companies for the ground transportation services in Australia and New Zealand, (iii) customs clearance companies in Australia and New Zealand for the preparation of freight documentation and arrangement for customs clearance, and (iv) local delivery service providers for dispatching and distributing our customers’ goods to their designated destination in Australia and New Zealand.

Our integrated cross-border logistics services, together with our proprietary all-in-one shipping solution, enable us to provide efficient and customer-oriented services. This has resulted in our customers continuously engaging us for one-stop air freight forwarding services and comprehensive logistic services, allowing us to gradually build our customer base.

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Air Freight Forwarding Services

In addition to our integrated cross-border logistics services, we also offer air freight forwarding services to customers as segregated and modularized logistics services to utilize the cargo spaces we have and widen our revenue stream.

Business Operation Flow

Set out below is a flow chart summarizing the usual workflow of our integrated cross-border logistics services business.

Booking Instructions	Parcel Drop-Off at Our Warehouse	Parcel Consolidation and Export Customs Clearance at Warehouse
Business Customers	Business Customers	Internal Staff

On-Carriage to Final Destination	Import Customs Clearance and Parcel Deconsolidation at Warehouse	Air Freight Forwarding
Ground Transportation Service Providers	Customs Clearance Companies	Air Freight Carriers

Destination
Customers

(1)	Receive Booking Instructions

We receive booking instructions from our customers primarily through the booking management function in our all-in-one shipping solution. For customers whose IT systems are not connected to our all-in-one shipping solution, they can place booking instructions with us through other channels, including telephones, emails and our website. Upon receipt of booking instructions from our customers, our all-in-one shipping solution will select the appropriate local delivery service provider in Australia and New Zealand based on the destination city and will generate a unique tracking number and assign it to the parcel concerned. The customer can then print out the thermal shipping label and adhere it to the parcel. For details of our all-in-one shipping solution, please refer to “Business – Information Technology Infrastructure” below.

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Since the booking management function in our all-in-one shipping solution has been customized to integrate into a customer’s own IT systems, the booking management function of our all-in-one shipping solution is able to obtain all essential details of each and every booking, including the shipper information, recipient information, type of products, weight, and dimensions. Customers may also provide specific instructions or requirements for the handling of their packages, such as fragile materials handling. These instructions are transmitted automatically to our ground transport service providers through the Transport Management System of our all-in-one shipping solution.

For customers using our integrated cross-border logistics services, we will provide our quotation to the customers prior to or when a booking instruction is made with us. Our pricing is primarily charged by way of the weight of the consignments after taking into account of a number of factors, including the dimensions and volume of the consignments, the services required, and any special care or delivery instructions. For customers using our air freight forwarding services, we will provide our rate lists setting out our charges from time to time. As such, it is not necessary for us to provide any quotations to customers prior to the acceptance of booking instructions. For details, please refer to “Business – Pricing Strategy” below.

(2)	Pre-Carriage to Warehouse

Upon receipt of booking instruction, customers will adhere the thermal shipping label to the parcels. A vast majority of our customers deliver the parcels to our warehouse for further processing. Other customers may obtain quotations from us for the pre-carriage parcel pick up, which will be performed by ground transportation companies engaged by us.

(3)	Parcel Consolidation and Customs Clearance

Once parcels reach our warehouse, we will perform sorting of the parcel based on their destination cities and consolidate all parcels having the same destination city by repacking the same into carton boxes. Since air freight carriers charge us according to the block pallet space that we occupy, the parcel consolidation process is critical as a cost-saving measure for us. After parcel consolidation, our internal staff will also submit the necessary documentation to the Hong Kong Customs and Excise Department for clearance. We will monitor the clearance process continuously and work to resolve any issues or delays that may arise.

To comply with aviation security rules promulgated by the International Civil Aviation Organization (the “ICAO”), our cargo screening service provider, being a Regulated Air Cargo Screening Facility (the “RACSF”) under the ICAO, will arrange to pick up the consignments at our warehouse and conduct air cargo screening at an off-airport facility. Upon completion of the air cargo screening, our cargo screening service provider will deliver the consignments to the airport and hand them over to the relevant air freight carriers in accordance with our instructions.

(4)	Air Freight Forwarding

Since we have entered into a block space agreement with an air freight carrier, we will endeavor to utilize the block space we have been allocated as much as possible. Our operations department will continue monitoring the usage status and make bookings with other air freight carriers if the block space allocated to us is insufficient. We will also co-load our block space with other freight forwarders we have if there is any underused so as to maximize our revenue.

Once the air freight is confirmed, our RACSF service provider will deliver the consignments to the airport and hand them over to the relevant air freight carriers.

Once our consignments are loaded onto the aircraft, we would typically receive a master airway bill from the air freight carrier outlining the terms and conditions governing the transportation of the consignment.

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(5)	Import Customs Clearance and Parcel Deconsolidation

Since our all-in-one shipping solution is connected to the broker’s portal of our customs clearance companies, we will give pre-alert messages to the customs clearance companies when our consignments are loaded on the aircrafts. The customs clearance companies will then begin the import customs clearance process. This process includes picking up our consignments from the aircraft upon landing, conducting a thorough inspection of the consignments, and preparing all relevant documentation for customs clearance so as to ensure that the import procedures are in order and comply with the laws and regulations in Australia and New Zealand.

(6)	Transportation and De-consolidation of Consignment

After the consignments have been checked and approved by the customs authorities in the destination city, the customs clearance company will arrange for the consignments to be transported to their own warehouse for de-consolidation purposes. At this point, the overseas customs clearance company will perform a final quality control check to ensure that every parcel is in good condition.

During the de-consolidation process, the overseas customs clearance company will segregate the consignments and arrange the consignments by destination. After this process has been completed, the overseas customs clearance company will subsequently notify our local delivery service providers in the destination cities.

(7)	Delivery

Following the completion of the de-consolidation process, our delivery service providers in destination cities take over the responsibility of transporting the parcels to their respective destinations. The delivery service providers will coordinate with the overseas customs clearance company to pick up the products from their warehouse.

The delivery service providers will arrange for their transportation to our customers’ designated destination.

To ensure the accuracy of the delivery, our customers have already affixed the thermal label containing the unique tracking number generated by our all-in-one shipping solution to each individual parcel before it was picked up in Hong Kong. This tracking number enables our delivery service providers to identify the correct destination for each parcel, thereby ensuring that all of our customers’ parcels are delivered to the intended destinations.

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Customers

Our customers mainly consist of direct customers, who primarily are businesses that operate e-commerce platforms or e-commerce merchants in Hong Kong.

For the year ended September 30, 2022, three customers accounted for 19.3%, 16.4%, and 15.7% of our total revenue. For the year ended September 30, 2023, three customers accounted for 21.9%, 18.1%, and 14.2% of our total revenue.

We do not enter into long-term agreements with our customers, which is in line with industry practice. For customers using our integrated cross-border logistics services, we will provide our rate lists setting out our charges from time to time. As such, it is not necessary for us to provide any quotations to customers prior to the acceptance of booking instructions. For customers using our air freight forwarding on a segmented basis, we will provide our quotation to the customers prior to or when a booking instruction is made with us.

We generally do not have any specific agreement with our customers on liability for damage of goods during transit, but we maintain insurance policies to cover such losses.

Suppliers

Our suppliers include (i) air freight carriers for the provision of cargo spaces, (ii) cargo screening service providers in Hong Kong, (iii) customs clearance companies in both Australia and New Zealand for the preparation of freight documentation and arrangement for customs clearance, and (iv) local delivery service providers for dispatching and distributing our customers’ goods to their designated destinations in Australia and New Zealand.

For the six months ended March 31, 2024, three major suppliers accounted for 35.9%, and 15.6% and 12.0% of our total purchases. For the six months ended March 31, 2023, four major suppliers accounted for 34.6%, 19.9%, 13.8% and 13.0% of our total purchases. For the year ended September 30, 2023, four major suppliers accounted for 33.1%, 23.1%, and 13.4% and 10.9% of our total purchases. For the year ended September 30, 2022, four major suppliers accounted for 26.2%, 14.7%, 14.6%, and 13.1% of our total purchases.

For the years ended September 30, 2022 and 2023 and the six months ended March 31, 2023 and 2024, we transacted with 10, 5, 6 and 8 air freight suppliers, respectively, comprising air freight carriers and freight forwarders, for the provision of cargo spaces, as well as over 55, 43 and 24 suppliers, respectively, for transport and local delivery-related services.

In particular, we procure cargo spaces directly from air freight carriers under different arrangements, including (i) direct booking, and (ii) block space arrangements. We are an IATA-accredited cargo agent and entitled to make direct bookings with air freight carriers without any third-party agent. We generally procure cargo spaces through the block space agreements we entered into with air freight carriers for a period of time at pre-agreed costs, and we occasionally procure additional cargo spaces from air freight carriers through direct bookings.

As part of the services we provide, we also arrange third-party service providers to provide the necessary supporting and ancillary logistics services, such as customs clearance companies for customs clearance in Australia and New Zealand, cargo screening service providers to carry out the necessary aviation security measures, and local delivery service providers in destination cities to carry out the last-mile delivery. Ground transportation companies will also be engaged if customers request for parcel pick-up.

We purchase cargo space from our suppliers either through (i) direct booking from air freight carriers, or (ii) block space arrangements.

(i)	Direct Booking

We purchase air cargo spaces through direct booking with air freight carriers or other freight forwarders on a demand basis, without entering into any fixed-term agreements. For the years ended September 30, 2022 and 2023, the value of direct bookings for cargo spaces made with air freight carriers and other freight forwarders amounted to approximately US$12.3 million and US$7.1 million, respectively.

For direct bookings with air freight carriers, we negotiate with air freight carriers for a fair price to secure the required cargo space for the consignment. This involves determining the necessary type of aircraft, the volume of cargo space required, and the destination. With our established relationships with various air freight carriers, we are able to secure satisfactory rates for our consignments.

Furthermore, we will co-load with other freight forwarders to secure air cargo spaces. This arrangement allows multiple freight forwarders to share a single air cargo space and split transportation costs. To ensure a cost-effective arrangement is attained, we consider various factors, such as price terms, schedule of flights, availability of cargo spaces, and the destination, when booking directly with other freight forwarders.

To maintain our status as an IATA-accredited cargo agent so as to entitle us to make direct bookings with air freight carriers. As of September 30, 2022 and 2023 and March 31, 2023 and 2024, we maintain bank guarantee of $232,051, nil, $232,051 and nil, respectively, with IATA.

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(ii)	Block Space Arrangements

We have established a block space agreement with an air freight carrier to secure a committed amount of air cargo spaces for a predetermined period, typically one year, at pre-agreed costs. The agreement is terminable by either party upon 60-days’ notice without any penalty. We are fully committed to obtaining the agreed volume of air cargo space as specified under the block space agreements. Such block space agreements typically contain clauses requiring us to make payments to air freight carriers for the agreed volume of cargo spaces, irrespective of whether the air cargo spaces have been fully utilized, except when the volume of air cargo spaces available for use on the particular aircraft is less than the agreed volume of cargo space.

During the years ended September 30, 2022 and 2023 and the six months ended March 31, 2023 and 2024, we paid an aggregate cost of approximately $1,340,658, $1,219,343, $514,895 and $602,387, respectively, under our block space agreements.

The following sets forth the salient terms of the block space agreement we enter into with an air freight carrier for procurement of cargo spaces:

Parties:	(1) Qantas Airways Limited and (2) Globavend HK
Term:	Typically one year.
Committed volume of cargo space and rates	Generally an agreed level of cargo space (in terms of space allocation) for each week for certain flight schedules at predetermined prices.
Termination

Either party to the block space agreement may terminate the block space agreement by giving 60 days’ notice in writing to the other party.

Either Party may immediately terminate the block space agreement by giving notice if:

(a) the other party breaches any provision of the block space agreement and fails to rectify the breach within 30 days of receiving written notice requiring it to do so; or

(b) the other party breaches a material provision of the block space agreement and the breach is not capable of bring remedies.

Credit term	Generally within 14 days after the issuance of the invoice.

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Information Technology Infrastructure

As an essential part of our integrated cross-border logistics services, we have developed our own proprietary all-in-one shipping solution, which was modified by us internally on a shipping software purchased by us in 2019. Our proprietary all-in-one shipping solution has been or can be connected to the customer’s own IT systems (such as enterprise resource planning (ERP) systems, customer relationship management (CRM) systems, booking management systems, or point-of-sale (POS) systems) on one end and the transportation management systems (TMS) of our ground transportation service providers on the other end, to facilitate effective logistics management.

Our all-in-one shipping solution performs two major functions: (i) a booking management function (BMS), and (ii) a transportation management function. The booking management function allows a high degree of customization and can be integrated into the customer’s own IT systems (such as enterprise resource planning (ERP) systems, customer relationship management (CRM) systems, booking management systems, or point-of-sale (POS) systems) by way of an Application Programming Interface (API). The booking management function enables booking instructions to be given, whether automatically by retrieving information from customers’ own IT systems or manually by users inputting the relevant booking management information.

The booking instruction typically includes the name of the consignee, the delivery address, the product type of the parcel, and its declared weight.

Our all-in-one shipping solution system is connected to the transportation management systems (TMS) of two of our major local delivery service providers. For delivery service provider A, a unique prefix identifying our Company and a range of tracking numbers will be allocated to us from time to time. Once a booking instruction has been received, our system will generate a unique tracking number to the parcel, comprising of the unique prefix and a unique tracking number selected from the pre-assigned range of tracking numbers. Customers can then generate a thermal label from our all-in-one shipping solution and adhere it to the parcel. For delivery service provider B, once a booking instruction has been received, our all-in-one shipping solution system will give such instruction to the transportation management systems (TMS) through the application programming interface (API). An instant response, being a unique tracking number generated by its transportation management systems (TMS), will be given to our system. Customers can then generate a thermal label from our system and adhere it to the parcel. Our all-in-one shipping solution is also connected to the broker’s portal of our customs clearance companies through the application programming interface (API) opened to us. As such, the shipping instructions will be transmitted to our customs clearance companies through its broker’s portal for customs clearance and onward processing.

The charts below show the logical flow of our all-in-one shipping solution:

Chart 1: Logical flow of the connections between customers, customs clearance company, and local delivery service provider A

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Chart 2: Logical flow of the connections between customers, customs clearance company, and local delivery service provider B

Our all-in-one shipping solution is also connected to cross-carrier shipping tracking platforms such that shippers and customers can monitor the status of their parcels in real time.

As our all-in-one shipping solution operates automatically it significantly reduces shipment errors and enhances logistics efficiency.

In addition, our all-in-one shipping solution will also generate a shipping label for each and every package with a unique tracking number imprinted on it. Enterprise customers can handily print out the thermal labels so generated and adhere it to packages.

Our all-in-one shipping solution can be integrated into customer’s IT systems, typically by way of application programming interface (API), with minimal costs. This also saves significant investment costs on part of the enterprise customers in developing their own shipment management systems.

The reliability of our all-in-one shipping solution as an e-commerce logistics provider has been recognized internationally. We are one of the carriers recognized by AfterShip, an established post-purchase platform providing cross-platform and cross-carrier e-commerce shipping tracking services, where shipments made with us can be tracked on the AfterShip tracking system.

With the integration of our all-in-one shipping solution into the customer’s own IT systems, we have been able to build a loyal customer base.

For the years ended September 30, 2022 and 2023 and the six months ended March 31, 2024, we did not experience any failure in our all-in-one shipping solution that caused material disruptions to our operations. We are, however, susceptible to risks relating to failure of our information technology system. For details regarding such risks, refer to “Item 3. Key Information – D. Risk Factors — Risks Related to Our Business and Industry —Our business is dependent on information technology” and “Item 3. Key Information – D. Risk Factors — Risks Related to Our Business and Industry —Our business is subject to cybersecurity risks. A cyberattack may disrupt our operations and compromise the personal data of our customers.” set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus.

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Sales and Marketing

We have been able to maintain a stable and harmonious business relationship with our existing customers, who are mainly e-commerce merchants, or businesses operating e-commerce platforms in Hong Kong. As a one-stop service provider, we offer door-to-door international delivery services in one package, which eliminates the need for our customers to coordinate with multiple service providers. Our directors are capable of providing relevant market information and advice on our capability to offer international logistics solutions. Our directors believe that our track record of providing efficient ways of delivering and handling our customers’ goods has helped us to build a loyal customer base. Our proprietary all-in-one shipping solution, which has been or can be incorporated into customers own IT systems, also helps us to create a close bond with our customers. We believe that customer loyalty is essential to our success, and we strive to provide high-quality services to maintain our customers’ loyalty. Through our high-quality and efficient services and commitment to our customers, we have been able to maintain a close relationship with them, who, in turn, make referrals for our freight forwarding and related logistics services.

In addition to serving our existing customers, we also conduct outreach to potential customers who have no prior business relationship with us, as we seek to diversify and expand our customer base. Through our sales and marketing efforts, we target to diversify and expand our customer base, thereby boosting sales performance and fostering a more diversified customer network. We believe that our experience in serving e-commerce businesses, combined with our commitment to customer satisfaction, positions us for long-term success in the e-commerce logistics industry.

Pricing Strategy

Our directors are responsible for determining the price for our integrated cross-border logistics services and freight forwarding services. We adopt a cost-plus approach for our pricing for both lines of businesses. We take into account the following factors in determining the fees we charge our customers:

(i)	Type and value of consignment;

(ii)	Freight rates charged by our competitors;

(iii)	Future business opportunities;

(iv)	Reputation of the customer;

(v)	Costs of services, including freight charge, fuel charge, security charge, and charges of our service providers;

(vi)	Level of acceptance of the current market rates for similar services; and

(vii)	Weight of consignment and volume of cargo space required.

Competition

We operate in the logistics and freight forwarding industry, which involves the provision of services such as freight transport, freight forwarding, warehouse management, and distribution. The market we operate in is highly fragmented and can be segmented based on major industry groups, such as air cargo forwarding services, freight transportation, courier activities, warehousing and storage, and other logistics services. We understand that the core value of logistics solutions providers lies in their ability to move freight from the point of origin to the point of consumption within a stipulated time at the most competitive price. The key success factors in the industry include maintaining reputation, developing a strong and extensive network, having strong capital support, and possessing operational experience and management capability.

We face keen competition from numerous competitors operating on different scales in Hong Kong. Management believes that we compete favorably with our competitors through our competitive strengths, such as well-established partnerships with customers and our service suppliers, our all-in-one shipping solution system, and a strong capability to provide integrated logistics solutions.

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Seasonality

The demand for certain products transported by us is influenced by a number of factors, such as weather patterns, national holidays, economic conditions, major product launches, brand promotions, and many other market factors. Accordingly, comparison of sales and operating results from different periods in any given financial year may not be relied upon as indicators of our performances, since many of the market factors are unpredictable, and we provide no assurances that any market trends will continue. Due to these potential fluctuations, we place great importance on maintaining close contact with our customers to monitor trends and capture market needs effectively.

Insurance

We believe our insurance coverage is adequate to insure against the risks relating to our operations, given the size and nature of our business. Our insurance coverage includes, among others, work-related injury insurance for our employees and property all risks insurance for our office and warehousing facilities. Additionally, we also purchase increased costs of work insurance for business interruption, marine liability insurance, and money-in-transit insurance covering warehouses and parcels, as well as other liability insurance as needed. We review our insurance policies from time to time for adequacy in the breadth of coverage.

We are not liable for any damage or loss to our customers’ goods unless such damage or loss is caused by our negligence. Where we are liable for the damage or loss to our customers’ goods, claims against us from our customers are covered by the insurance policies we maintain as described above. Our business is, however, susceptible to risks arising from losses we sustain during the course of our business operations, and we cannot assure you that the insurance policies we have taken out are always able to cover all losses we sustain. In the case of an uninsured loss or a loss in excess of insured limits, including those caused by natural disasters and other events beyond our control, we may be required to pay for losses, damages, and liabilities out of our own funds. For details regarding such risks, refer to “Item 3. Key Information – D. Risk Factors — Risks Related to Our Business and Industry —Our insurance coverage may be inadequate to protect us from potential losses” set forth in our most recent Annual Report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus.

Employees

As of March 31, 2024 and the date of this prospectus, we have seven full-time employees, six of whom are based in Hong Kong and one of whom is based in Australia. As of September 30, 2022, Globavend HK employed a total number of nine full-time employees in Hong Kong. The following table sets out a breakdown of our employees by function:

	As of September 30, 2022	As of September 30, 2023	As of March 31, 2023	As of March 31, 2024
Management	1	1	1	1
Administration and human resources	1	1	1	1
Accounting and finance	1	1	1	2
Supply-chain management	1	1	-	1
Warehouse management (1)	5	3	2	2
Total	9	7	5	7

(1)	Includes full-time employees but excludes part-time employees.

We believe Globavend HK maintains a good working relationship with its employees, and it has not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the years ended September 30, 2022 and 2023 and the six months ended March 31, 2023 and 2024.

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Facilities

We do not own any real property.

During the years ended September 30, 2022 and 2023 and the six months ended March 31, 2024, we leased the following properties to support our business activities and operations:

No.	Location	Gross floor area (sq.m)	Rent
1.	Room 13, 18/F, Tsuen Wan Industrial Centre, 220-248 Texaco Road, Tsuen Wan, New Territories, Hong Kong(1)	236.16 (approximate)	HK$26,000 per month
2.	Room 02A, 24/F, Tsuen Wan Industrial Centre, 220-248 Texaco Road, Tsuen Wan, New Territories, Hong Kong(2)	167.22 (approximate)	HK$19,000 per month

(1)	Globavend HK entered into a lease agreement with an independent third party, pursuant to which Globavend HK leased the premises with a lease term from September 10, 2021 to September 9, 2023, and extended by another lease agreement for a further lease term from September 10, 2023 to September 9, 2026.
(2)	Globavend HK entered into a lease agreement with an independent third party, pursuant to which Globavend HK leased the premises with a lease term from December 10, 2021 to December 9, 2022. The lease was terminated upon expiry on December 9, 2022.

Intellectual Property

As of the date of this prospectus, we have registered one trademark in Hong Kong, which we consider to be material to our business:

Trademark	Place of registration	Trademark number	Owner	Class	Expiry date
	Hong Kong	306075667	Globavend HK	16, 35, 36, 38, 39, 42	October 5, 2032

Licenses and Regulatory Approvals

A summary of the laws and regulations applicable to our business and industry is set out in the section headed “Regulation” in this prospectus. We have obtained all the necessary licenses, permits, and approvals that are material to our business during the years ended September 30, 2022 and 2023, and up to the date of this prospectus, with details set forth below:

License/Permit/Approval	Holding Entity	Issuing Authority	Date of Grant	Date of Expiry
Accredited Cargo Agent	Globavend HK	International Air Transport Association	September 18, 2022	--
Regulated Agents	Globavend HK	Civil Aviation Department, HKSAR	August 18, 2020	--

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

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REGULATIONS

Regulations Related to Our Business Operations in Hong Kong

Regulations Related to Our Freight Forwarding Business

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Aviation Security Ordinance (Chapter 494 of the Laws of Hong Kong)

The Aviation Security Ordinance is an ordinance that makes provisions for the prevention and suppression of acts of violence against civil air transport and connected purposes, and constitutes the comprehensive legislation for implementation of the conventions and agreements on aviation security promulgated by the International Civil Aviation Organization (the “ICAO”). To safeguard aircraft against acts of unlawful interference, the ICAO has laid its own standards and recommend practice in Annex 17 to the Convention on International Civil Aviation (the “CICA”) on the security measures required to be implemented by contracting states. For the security of air cargo to be in line with Annex 17 to the CICA, the Hong Kong Aviation Security Programme, which is enforceable under the Aviation Security Ordinance, has incorporated the Regulated Agent Regime (the “RAR”) since March 2000. A cargo handling agent, a freight forwarder or a consignor of air cargo may apply for registration as a regulated agent (“RA”), who is required to comply with the requirements in respect of an RA in the Hong Kong Aviation Security Programme, in order to prevent the unauthorized carriage of explosives and incendiary devices in the consignments of cargo intended for carriage by air.

Under the RAR, an RA is obliged, among other obligations, to ensure that the appropriate security controls acceptable by the Civil Aviation Department (“CAD”) are properly implemented upon the acceptable of cargo for carriage by air unless the consignment of cargo is safeguarded against unauthorized interference after its reception and to make best endeavors to protect it from unauthorized interference until the consignment is accepted by another RA or an airline.

An RA shall also ensure that a consignment of cargo accepted from a known consignor or another RA is:

(a)	accompanied by a full description of the contents in the shipping documents (e.g. airway bills, cargo manifests), that the RA’s registration code or the known consignor’s code on the shipping documents of the consignment is checked;

(b)	checked against the description in the shipping documents in respect of the quantity of the cargo tendered and any sign of the package having been tampered with;

(c)	declared as known cargo by checking the annotation of the tendering RA’s registration code or otherwise stated as unknown cargo on shipping documents in the inter-RA’s handling; and

(d)	safeguarded from unauthorized interference after it has been received until accepted by the next RA or an airline, or until loaded on to an aircraft.

RAs shall also maintain an orderly documentation and record system. Documents such as airway bills, cargo manifests and relevant instructions from consignors should be kept for at least 31 days after the consignment is flown.

On September 1, 2016, the ICAO has introduced a new policy direction to progressively increase the required screening percentage of known cargoes consigned by existing consignors which have not been approved by the CAD, from 1% to 100% before the deadline imposed by ICAO (June 30, 2021). From June 2021 onwards, prior to the air cargo being loaded onboard, all registered agents will be required to screen 100% of their cargo tendered by consignors not approved by the CAD. In anticipation of an upsurge in screening demand, a regulated air cargo screening facilities scheme which enables and regulates air cargo screening at off-airport locations has been formulated. Any entity which intends to conduct air cargo security screening operations in their premises may apply for acceptance by the CAD to become a regulated air cargo screening facility (“RACSF”). Each RACSF must have at least two nominated persons for cargo security who have attended and completed the RACSF training program acceptable to the CAD. The relevant training certificates are valid for a period of three years, hence, the relevant RACSF should arrange for revalidation of the same by their expiry.

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Dangerous Goods (Consignment by Air) (Safety) Ordinance (Chapter 384 of the Laws of Hong Kong) and Dangerous Goods (Consignment by Air) (Safety) Regulations (Chapter 384A of the Laws of Hong Kong)

The Dangerous Goods (Consignment by Air) (Safety) Ordinance (“DGO”) is to control, in the interests of safety, the preparation, packing, marking, labelling and offering of dangerous goods for carriage by air. Under the DGO, dangerous goods (“Dangerous Goods”) is defined as any article or substance which is listed in the Technical Instructions for the Safe Transport of Dangerous Goods by Air (“Technical Instructions”) published by the ICAO and any article or substance not so listed by name but having properties corresponding to those of one of the general classifications of articles and substances in the Technical Instructions. When offering or handling Dangerous Goods for air carriage, consignors are required under the DGR to ensure all Dangerous Goods are properly classified, packed, marked, labelled and documented.

Any person who consigns Dangerous Goods in contravention of the Dangerous Goods (Consignment By Air) (Safety) Regulations (“DGR”) commits an offence and on conviction on indictment is liable to a fine of HK$250,000 and imprisonment for two years or on summary conviction to a fine of HK$50,000 and to imprisonment for one year. Furthermore, where a company commits an offence, every director and every officer concerned in the management of the company may be convicted of the like offence as specified under the DGO. Those Dangerous Goods and any packaging for Dangerous Goods may be forfeited.

Additionally, as required under the DGR, staff of a freight forwarder shall not perform the function of processing Dangerous Goods, processing cargo (not containing Dangerous Goods) or handling, loading and storage of cargo unless he/she has completed training programmes which fulfill the requirement under the DGR. Staff who process Dangerous Goods without completing the necessary training programmes commits an offence and the freight forwarder and such staff each commits an offence and is liable to a fine of HK$25,000 and to imprisonment for six months. Also, a freight forwarder commits an offence where it did not ensure its staff who process cargo (not containing Dangerous Goods) or handle, load and store cargo to complete the necessary training programmes and it is liable to a fine of HK$25,000 and to imprisonment for six months.

International Conventions - Carriage of Goods by Air

In relation to carriage of goods by air, the relevant international conventions are the Warsaw Convention for the Unification of Certain Rules Relating to International Carriage by Air 1929 (the “Warsaw Convention”) and the Montreal Convention for the Unification of Certain Rules for International Carriage by Air 1999 (the “Montreal Convention”).

The Warsaw Convention

The Warsaw Convention was an international convention which regulates liability for international carriage of persons, luggage or goods performed by aircraft for reward. It was originally signed in 1929 in Warsaw and was amended in 1955 by the Hague Protocol (the “Amended Warsaw Convention”). Hong Kong still applies the Amended Warsaw Convention to international air carriages with countries that have adopted the Amended Warsaw Convention but not the Montreal Convention.

The Montreal Convention and the Carriage by Air Ordinance

The Montreal Convention was designed to establish worldwide uniformity in liability rules governing air carriage of person, baggage and cargo for compensation between two countries which are parties to it. Hong Kong ratified the Montreal Convention on 15 December 2006. The Montreal Convention was put into force in Hong Kong under the Carriage by Air Ordinance (Chapter 500 of the Laws of Hong Kong) (the “CAO”).

The provisions of the Montreal Convention, as set out in Schedule 1A of the CAO, so far as they relate to the rights and liabilities of carriers, carriers’ servants and agents, passengers, consignors, consignees and other persons, and subject to the CAO, have the force of law in relation to any carriage by air to which the Montreal Convention applies, irrespective of the nationality of the aircraft performing that carriage.

Article 18 of the Montreal Convention determines the extent of the carriers’ liability during carriage of cargoes. Article 18(1) states that the carrier is liable for damage sustained in the vent of the destruction or loss of, or damage to, cargo upon condition only that the event which caused the damage so sustained took place during the carriage by air. Article 18(2) provides the following four defences to the carrier:

(a)	inherent defect, quality or vice of that cargo;

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(b)	defective packing of that cargo performed by a person other than the carrier or its servants or agents;

(c)	an act of war or an armed conflict; and/or

(d)	an act of public authority carried out in connection with the entry, exit or transit of the cargo.

Regulations Related to Employment and Labor Protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, an employee is generally entitled to, among other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

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Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (currently at HK$40 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance.

Any provision of the employment contract that purports to extinguish or reduce the right, benefit, or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (“MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (each, a “MPF Scheme”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment. As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong) regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land. The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitors will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for protection to employees with respect to their safety and health in workplaces. It applies not only to industrial workplaces but also non-industrial.

Under the Occupational Safety and Health Ordinance, every employer must, as far as reasonably practicable, ensure the safety and health at work for all employees by: (a) providing and maintaining plant and systems of work that are safe and without risks to health; (b) making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances; (c) providing such information, instruction, training and supervision as may be necessary to ensure the safety and health at work of the employees; (d) as regards any workplace under the employer’s control, (i) maintaining the workplace in a condition that is safe and without risks to health; and (ii) providing or maintaining means of access to and egress from the workplace that are safe and without any such risks; and (e) providing and maintaining a working environment for the employees that is safe and without risks to health. An employer who fails to comply with the above provisions commits an offence and is liable, on summary conviction, to a fine of HK$3,000,000 and on conviction on indictment, to a fine of HK$10,000,000. Further, an employer who intentionally, knowingly or recklessly fails to comply with these provisions commits an offence and is liable, on summary conviction, to a fine of HK$3,000,000 and to imprisonment for six months, and on conviction on indictment, to a fine of HK$10,000,000 and to imprisonment for two years.

The Commissioner for Labour may serve improvement notices on an employer or an occupier of the workplace against contravention of this ordinance or the Factories and Industrial Undertakings Ordinance (Cap 59 of the Laws of Hong Kong), or suspension notices against an activity or condition or use of workplace where there is an imminent risk of death or serious bodily injury. An employer or occupier who fails to comply with such improvement notices without reasonable excuse commits an offence and is liable on conviction to a fine of HK$400,000 and imprisonment of up to twelve months. An employer or occupier who fails to comply with such suspension notices without reasonable excuse commits an offence and is liable on conviction to a fine of HK$1,000,000, to imprisonment for twelve months, and to a further fine of HK$100,000 for each day or part of a day during which such employer or occupier knowingly and intentionally continues the contravention.

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Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertaking Ordinance (the “FIUO”) imposes general duties on proprietors of and persons employed at industrial undertakings, including without limitation to cargo and container handling undertakings, factories and other industrial workplaces, to ensure health and safety at work in such undertakings. Proprietor includes any person, body corporate, a firm, an occupier and the agent of such an occupier having the management or control of the business carried on in an industrial undertaking for the time being.

Section 6A(1) of the FIUO provides that “it shall be the duty of every proprietor of an industrial undertaking to ensure, so far as is reasonably practicable, the health and safety at work of all persons employed by him at the industrial undertaking.” Contravention of such duty is an offence and is liable to a fine of HK$3,000,000 on summary conviction, and HK$10,000,000 on conviction on indictment. A proprietor that willfully contravenes the duty imposed by section 6A(1) without a reasonable excuse commits an offence and, upon summary conviction, is liable for a fine of HK$3,000,000 and imprisonment for six months upon summary conviction and, upon conviction on indictment, for a fine of HK$10,000,000 and imprisonment for two years.

There are 30 sets of subsidiary regulations under the FIUO, covering various aspects of hazardous work activities in various workplaces, containing detailed health and safety standards on work situations, plant and machinery, processes and substances.

Factories and Industrial Undertakings (Lifting Appliances and Lifting Gear) Regulations (Chapter 59J of the Laws of Hong Kong)

The Factories and Industrial Undertakings (Lifting Appliances and Lifting Gear) Regulations lay down the legal requirements for safe use, construction, testing and examination of lifting gear and lifting appliance used for lowering or raising or as a means of suspension in any industrial undertaking (the “Lifting Equipment”). Every employer providing lifting equipment for use at work, and every person having control of such use, should observe and ensure compliance with the regulation. In particular, the lifting equipment must be sufficiently strong, properly maintained, and thoroughly examined by a competent examiner at least once every twelve months and certified by the competence examiner in an approved form as being in a safe working order; the lifting equipment should not be loaded beyond the maximum safe working load; and that no load is left suspended from a lifting appliance unless a competent person is in charge of the lifting appliance during the period of suspension.

Depending on the offence, different levels of penalty are imposed for contraventions of these regulations. The penalties for committing an offence under the Factories and Industrial Undertakings (Lifting Appliances and Lifting Gear) Regulations range from a fine at HK$100,000 to HK$400,000, and imprisonment of up to twelve months.

Factories and Industrial Undertakings (Loadshifting Machinery) Regulations (Chapter 59AG of the Laws of Hong Kong)

These regulations regulate the use and operation of loadshifting machinery. Loadshifting machinery used in industrial undertaking as defined in the regulations includes fork-lift trucks.

Regulations 3 and 4 impose duties on the responsible person to (i) ensure that the loadshifting machine shall be operated by a person aged 18 or above and holding a valid certificate applicable to the type of loadshifting machine that that person is instructed to operate, (ii) provide every employee instructed to operate the loadshifting machine a training course conducted for the relevant type of loadshifting machine, and (iii) if the employee fails to obtain a certificate following the training course, the employer is responsible to provide an additional training course. The meaning of responsible person, in these regulations and the context of industrial undertaking, is a person having the management or in charge of the machine, but excluding the person operating the machine.

A responsible person without reasonable excuse contravenes the duty imposed by Regulation 3 or 4 is liable to a fine of HK$100,000.

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Regulations Related to Intellectual Property

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

The Copyright Ordinance protects recognized categories of literary, dramatic, musical and artistic work, as well as sound recordings, films, broadcasts and cable programs, and typographical arrangement of published editions. Certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner would constitute “primary infringement” of copyright which does not require knowledge of infringement.

In addition, a person may incur civil liability for “secondary infringement” under the Copyright Ordinance if that person possess, sells, lets for hire, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of the work for the purposes of or in the course of any trade or business without the consent of the copyright owner. However, the person will only be liable if, at the time he committed the act, he knew or had reason to believe that he was dealing with infringing copies.

Under section 118 of the Copyright Ordinance, a person commits a criminal offence if he, without the consent of the copyright owner of a copyright work, makes for sale or hire an infringing copy of the work or possess an infringing copy of the work with a view to its being, among others, sold or let for hire by any person for the purpose of or in the course of that trade or business.

Under section 119A of the Copyright Ordinance, there is a provision against copying service business which imposes criminal liability when a person, for the purpose of or in the course of a copying service business, possess a reprographic copy of a copyright work as published in a book, magazine or periodical, being a copy that is an infringing copy of the copyright work. It is a defense for the person charged to prove that he did not know and had no reason to believe that the copy of a copyright work in question was an infringing copy of the copyright law.

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong)

The Trade Marks Ordinance provides for the registration, use and protection of trademarks. Under section 18 of the Trade Marks Ordinance, it is provided that a person infringes a registered trademark if the person uses in the course of trade or business a sign which is:

(a)	identical to the trademark in relation to goods or services which are identical to those for which it is registered;

(b)	identical to the trademark in relation to goods or services which are similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public;

(c)	similar to the trademark in relation to goods or services which are identical or similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or

(d)	identical or similar mark in relation to goods or services which are not identical or similar to those for which the trademark is registered; the trademark is entitled to protection under the Paris Convention as a well-known trademark; and the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of a trademark.

A person shall be treated as a party to any use of the material which infringes the registered trademark if he:

(a)	applies or causes to be applied a registered trademark or a sign similar to a registered trademark to material which is intended to be used for labelling or packaging goods; as a business paper; or for advertising goods or services; and

(b)	at the time the trademark or sign was applied to the material, he knew or had reason to believe that its application to the material was not authorized by the owner of the registered trademark or by a licensee.

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Trademarks registered in other countries or regions are not automatically entitled to protection in Hong Kong unless they are also registered under the Trade Marks Ordinance. Nevertheless, trademarks which are not registered under the Trade Marks Ordinance may still obtain protection by the common law action of passing off, which requires proof of the owner’s reputation in the unregistered trademark and that use of the trademark by third parties will cause damages to the owner.

Regulations Related to Import and Export of Goods

Import and Export Ordinance (Chapter 60 of the Laws of Hong Kong)

The Import and Export Ordinance provides for the regulation and control of the import of articles into Hong Kong, the export of articles from Hong Kong, the handling and carriage of articles within Hong Kong which have been imported into Hong Kong or which may be export from Hong Kong, and any matter incidental to or connected with the foregoing.

The import and export of certain articles are prohibited unless with the relevant licenses under sections 6C and 6D which are issued under section 3 of the Import and Export Ordinance. Pursuant to section 6C of the Import and Export Ordinance, no person shall import any article specified in Schedule 1 to the Import and Export (General) Regulations (Cap 60A of the Laws of Hong Kong) except under and in accordance with an import license issued by the Director-General of Trade and Industry under section 3 of the Import and Export Ordinance. Section 6D of the Import and Export Ordinance provides that no person shall export any article specified in the second column of Schedule 2 to the Import and Export (General) Regulations to the place specified opposite thereto in the third column of the schedule except under and in accordance with an export license issued by the Director-General of Trade and Industry under section 3 of the Import and Export Ordinance.

Any person who contravenes section 6C or 6D of the Import and Export Ordinance in respect of any article specified in Part 1 of Schedule 1 or Part 1 of Schedule 2 to the Import and Export (General) Regulations (Chapter 60A of the Laws of Hong Kong) shall be liable on conviction to a fine of HK$500,000 and to imprisonment to two years. Any person who contravenes section 6C or 6D of the Import and Export Ordinance in respect of any article specified in Part 2 of Schedule 1 or Part 2 of Schedule to the Import and Export (General) Regulations (Chapter 60A of the Laws of Hong Kong) shall be liable to a fine of $500,000 and to imprisonment for two years on summary conviction, or a fine of $2,000,000 and to imprisonment for seven years on conviction on indictment.

Import and Export (Registration) Regulations (Chapter 60E of the Laws of Hong Kong)

Regulation 3 of the Import and Export (Registration) Regulations (“Import and Export Regulations”) sets out exemptions in respect of regulations 4 and 5.

Pursuant to regulation 4 of the Import and Export Regulations, every person, including company, who imports any article other than an exempted article shall lodge with the Commissioner of Customs and Excise an accurate and complete import declaration relating to such article using services provided by a specified body, in accordance with the requirements that the Commissioner of Customs and Excise may specify. Every declaration required to be lodged shall be lodged within 14 days after the importation of the article to which it relates.

Regulation 5 of the Import and Export Regulations requires that every person who exports or re-exports any article other than an exempted article shall lodge with the Commissioner of Customs and Excise an accurate and complete export declaration relating to such article using services provided by a specified body, in accordance with the requirements that the Commissioner of Customs and Excise may specify. Every declaration required to be lodged shall be lodged within 14 days after the exportation of the article to which it relates.

Any person who fails or neglects to do such declaration as required under regulations 4 and 5 of the Import and Export Regulations within 14 days after the importation or exportation (as the case may be) of the article to which it relates without any reasonable excuse, or, where he or she has such excuse, fails or neglects to lodge such declaration in such manner as soon as is practicable after the cessation of such excuse, shall be liable to (1) a fine of HK$2,000 upon summary conviction; and (2) commencing from the date of conviction, a fine of HK$100 in respect of everyday during which his failure or neglect to lodge such declaration in that manners continues. Further, any person who knowingly or recklessly lodges any declaration with the Commissioner of Customs and Excise that is inaccurate in any material particular shall be liable on summary conviction to a fine of HK$10,000. Any person who, in contravention to the provisions of regulations 4 and 5 of the Import and Export Regulations knowingly or recklessly lodges any declaration with the Commissioner of Customs and Excise that is inaccurate in any material particular shall be liable on summary conviction to a fine of HK$10,000.

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Regulations and Notices Related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong with respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance, the Hong Kong stamp duty currently charged at the ad valorem rate of 0.13% on the higher of the consideration for or the market value of the shares will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Regulations Related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

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Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Data Protection Act (As Revised) of the Cayman Islands

Cayman Islands Data Protection Laws

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands (the “DPA”), based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate shareholder (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this privacy notice to such individuals or otherwise advise them of its content.

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How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at https://www.globavend.com/ or through phone number (+61) 08 6141 3263.

Regulations Related to Our Business Operations in Australia and New Zealand

Our business operation is also subject to many laws and regulation in Australia and New Zealand, including those related to privacy, data protection, import and export of goods, aviation security, intellectual property, consumer protection, health and safety, employment and labor, competition, and taxation. These laws and regulations are constantly evolving and may be interpreted, applied, created, or amended in a manner that could harm our business.

Aviation Security Law in Australia

Apart from Hong Kong, Australia is also a signatory state of CICA. The Australian Government regulates the security of the Australian aviation environment through the Aviation Transport Security Act 2004 (ATSA) and the Aviation Transport Security Regulations 2005 (ATSR). The purpose of the ATSA is to establish a regulatory framework to safeguard against unlawful interference with civil aviation and maintain and improve aviation security. This is done in accordance with international standards and practices set out in Annex 17 of the CICA.

The Cyber and Infrastructure Security Centre is responsible for administering the ATSA and ATSR, while aviation industry participants, such as airport and aircraft operators, are responsible for delivering security on a day-to-day basis.

Aviation Security Law in New Zealand

New Zealand is also a signatory state of the CICA. The Civil Aviation Act 1990 governs New Zealand’s civil aviation system and sets the overall framework for aviation safety, security and economic regulation. The Airport Authorities Act 1966 gives airport authorities a range of functions and powers to establish and operate airports. On April 5, 2023, the Civil Aviation Bill received Royal assent and became the Civil Aviation Act 2023. The new Act will be in force from April 5, 2025.

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MANAGEMENT

Directors and Executive officers	Age	Position
Mr. Wai Yiu Yau	41	Founder, Chairman of the Board and Chief Executive Officer
Mr. Tsz Ngo Yu	39	Chief Financial Officer
Ms. San Man Leng	46	Independent Director and Chair of Audit Committee
Mr. Ho Chuen Shin	35	Independent Director, Chair of Compensation Committee and Chair of Nominating and Corporate Governance Committee
Mr. Fan Cheung	39	Independent Director

Mr. Wai Yiu Yau (“Mr. Yau”), Founder, Chairman of the Board and Chief Executive Officer

Mr. Wai Yiu Yau is the founder of the Company and has been its director and chairman of the Board since May 2023. He is also the founder and director of Globavend HK since its inception in June 2016 and has over 15 years of experience in the logistics industry. Prior to the setting up of Globavend HK, Mr. Yau has been serving DHL eCommerce Limited, a leading worldwide logistics company in various positions for the period from January 2010 to June 2014, with his latest position being the Regional Operations Manager (Asia Pacific), responsible for its daily logistics operations in the Asia Pacific region. Mr. Yau has received a Bachelor of Science Degree in International Shipping Transport and Logistics from the Hong Kong Polytechnic University and a Master of Business Administration from the Chinese University of Hong Kong in 2005 and 2014, respectively.

Mr. Tsz Ngo Yu (“Mr. Yu”), Chief Financial Officer

Mr. Yu has served as our Chief Financial Officer since November 2, 2023. He is a member of the Certified Public Accountants Australia, a fellow member of the Hong Kong Institute of Certified Public Accountants since January 2011 and September 2018, respectively and has over 15 years of experience in the related fields of finance, auditing, accounting, corporate governance practices, and company secretarial matters. During the period between January 2007 and February 2012, Mr. Yu has successively served in various positions in Deloitte Touche Tohmatsu, an accounting firm, with his last position as an audit manager. From September 2013 to December 2020, he was a partner of H.F. Tam & Co (currently known as CTY & Co.), an accounting firm. He is currently the executive director of Marksman Corporate Services Limited, a firm principally engaged in the provision of corporate secretarial services and corporate consulting services, a director of JMG Corporate Consulting Limited, both since June 2019, and a partner of IPA CPA Limited, an accounting firm, since October 2020. Since May 2015 until the date of this prospectus, Mr. Yu also serves as a company secretary of various companies listed on The Stock Exchange of Hong Kong Limited. He has received a Bachelor of Commerce Degree in Accounting and Finance and Master of Applied Finance, both from Monash University of Australia, in December 2005 and December 2006, respectively.

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Ms. San Man Leng (“Ms. Leng”), Independent Director and Chair of Audit Committee

Ms. Leng has served as an independent director since November 2, 2023. Ms. Leng is also the chair of the audit committee, a member of the compensation committee as well as the nomination and corporate governance committee.

Ms. Leng is a licensed Certified Public Accountant, or CPA, in the State of California since November 2005 and member of the American Institute of Certified Public Accountants since December 2010 and has over 20 years of experience in providing accounting, auditing, business consulting, corporate services, IPO management, merger and acquisition consulting, US taxation, trade, and trust and fiduciary services. She is currently the US tax partner of East Asia Sentinel Group, a renowned consortium of independent professional service providers offering a wide range of advisory, fiduciary, taxation and compliance services. She is also a board member of BKI Asia Pacific, a prominent accounting network.

Ms. Leng received a Bachelor of Arts degree in Business Economics from the University of Southern California, Santa Barbara in June 1999. We believe Ms. Leng is qualified to serve as our director based on her extensive accounting experience and tax advisory background.

Mr. Ho Chuen Shin (“Mr. Shin”), Independent Director, Chair of Compensation Committee and Nominating and Corporate Governance Committee

Mr. Shin has served as an independent director since November 2, 2023. Mr. Shin is also the chair of the compensation committee and the nominating and corporate governance committee, and as a member of the audit committee.

Mr. Shin is a solicitor of the High Court in Hong Kong with over 8 years extensive experience in corporate practice. He has been frequently advising companies and sponsors in initial public offerings on The Stock Exchange of Hong Kong Limited as well as in post-listing compliance, merger and acquisition matters. He is currently a partner of David Fong & Co., a firm of solicitors practicing in Hong Kong since August 2020. Mr. Shin is currently an independent non-executive director of Jiading International Group Holdings Limited (HKEX:8153) and FingerTango Inc. (HKEX: 6860), each a company listed on The Stock Exchange of Hong Kong Limited since February 2022 and August 2023, respectively. He is also an independent director of Onion Global Limited (OGBLY:OG), a company listed on the U.S. OTC Markets since March 2022. He receives a Bachelor of Laws Degree and Postgraduate Certificate in Laws from the Chinse University of Hong Kong in 2012 and 2013, respectively. We believe Mr. Shin is qualified to serve as our director based on his extensive experience in corporate law and practice as well as his legal background.

Mr. Fan Cheung (“Mr. Cheung”), Independent Director

Mr. Cheung has served as an independent director since November 2, 2023. Mr. Cheung is also a member of the compensation committee, the nominating and corporate governance committee and the audit committee.

Mr. Cheung has over 13 years’ experience in logistics field including international business expansion, cross-border transactions and corporate governance. He has been serving S.F. Express (Hong Kong) Limited, a leading logistics company operating express courier businesses, supply chain management and consulting services in Hong Kong during the period between December 2009 and April 2023, with his latest position as Deputy Director of Financial Planning. Mr. Cheung is a Chartered Secretary, a Chartered Governance Professional and an associate member of both The Hong Kong Chartered Governance Institute and The Chartered Governance Institute in the United Kingdom. He received a Bachelor of Social Science degree from The Chinese University of Hong Kong, a Bachelor of Laws degree from the Manchester Metropolitan University in the United Kingdom and a Master of Corporate Governance degree from the Hong Kong Metropolitan University in 2007, 2011 and 2015, respectively. We believe Mr. Cheung is qualified to serve as our director based on his extensive experience and industry background within the logistic industry.

Family Relationships

None of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

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Employment Agreements and Indemnification Agreements

We have executed the following employment agreements with our named executive officers. The material terms of each of those arrangements are summarized below. The summaries are not complete descriptions of all provisions of the employment arrangements and are qualified in their entirety by reference to the written employment arrangements, each filed as an exhibit to the registration statement of which this prospectus is a part.

Under our employment agreement dated July 1, 2023 with our Chief Executive Officer, Mr. Wai Yiu Yau, effective on July 1, 2023, we agreed that, for the initial term of 3 years renewed automatically for another 3 years, unless terminated earlier in accordance with its terms, we will pay Mr. Yau an annual cash compensation of $10,000, subject to annual review and adjustment. If we maintain a share incentive plan, Mr. Yau will be eligible to participate in such plan. In addition, Mr. Yau is also eligible to participate in our standard employee benefit plan, including but not limited to retirement plan, life insurance plan, health insurance plan and travel/holiday plan.

Mr. Yau’s employment agreement may be terminated by us with or without cause. If we terminate Mr. Yau’s employment agreement without cause, we shall give Mr. Yau a three-month prior written notice or by payment of three months’ salary in lieu of notice. If, certain events as listed in the employment agreement occur, we may terminate Mr. Yau’s employment agreement without notice or compensation.

Mr. Yau is also subject to certain confidentiality and non-competition provisions.

Under our employment agreement dated August 7, 2023 with our Chief Financial Officer, Mr. Tsz Ngo Yu, effective on November 2, 2023, we agreed that, for the initial term of 3 years renewed automatically for another 3 years, unless terminated earlier in accordance with its terms, we will pay Mr. Yu an annual cash compensation of $10,000, subject to annual review and adjustment. If we maintain a share incentive plan, Mr. Yu will be eligible to participate in such plan. In addition, Mr. Yu is also eligible to participate in our standard employee benefit plan, including but not limited to retirement plan, life insurance plan, health insurance plan and travel/holiday plan. Mr. Yu will also be entitled to an annual incentive bonus as determined by the Board of Directors within thirty (30) days of filing of the Company’s annual reports.

Mr. Yu’s employment agreement may be terminated by us with or without cause. If we terminate Mr. Yu’s employment agreement without cause, we shall give Mr. Yu a three-month prior written notice or by payment of three months’ salary in lieu of notice. If, certain events as listed in the employment agreement occur, we may terminate Mr. Yu’s employment agreement without notice or compensation.

Mr. Yu is also subject to certain confidentiality and non-competition provisions.

In addition, we have entered into agreements with all other directors whose service began on November 2, 2023. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the board and of the committees of which he or she may become a member as regularly or specially called and has agreed to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the board.

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We have entered into indemnification agreements with each of directors and executive officers. Under these agreements, we have agreed to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of four directors, comprising our sole executive director Mr. Yau and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our post-offering amended and restated Memorandum and Articles of Association, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested; in voting with respect to any such matter, such director should take into account his or her directors’ duties. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board. Our board is well balanced and diversified in alignment with our business development and strategy.

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Committees of the Board of Directors

We have established an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors since November 2, 2023. We have adopted a charter for each of the three committees upon the establishment of the committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee currently consists of Ms. Leng, Mr. Shin, and Mr. Cheung, and is chaired by Ms. Leng. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Ms. Leng qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee are responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm;

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

●	reporting regularly to the board.

Compensation Committee

Our compensation committee currently consists of Mr. Shin, Ms. Leng and Mr. Cheung, and is chaired by Mr. Shin. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and

●	selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

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Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Mr. Shin, Ms. Leng and Mr. Cheung, and is chaired by Mr. Shin. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	developing and reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and

●	evaluating the performance and effectiveness of the board as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined under Rule 3b-4(c) of the Exchange Act. As a result, we are exempt from some of the requirements under the Exchange Act applicable to domestic issuers, and in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), but we are required to comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

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Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Compensation of Directors and Executive Officers

For the year ended September 30, 2023, we paid an aggregate of US$85,000 (including salaries, bonus and mandatory provident fund) to our directors. Our Hong Kong subsidiary is required by law to contribute amounts equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of March 31, 2024, we had no outstanding equity awards.

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RELATED-PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the audit committee.

Set forth below are the related party transactions of our Company that occurred during the past three fiscal years up to the date of this prospectus.

Balances with related parties

	As of September 30,		As of March 31,	Outstanding amount as at the date of
	2022	2023	2024	this prospectus
	US$	US$	US$	US$
Prepayment – related party:
Panaicia Pty Ltd	-	155,093	-	-
Prezario UNO Pty Ltd	-	14,741	32,721	-

	As of September 30,		As of March 31,	Outstanding amount as at the date of
	2022	2023	2024	this prospectus
	US$	US$	US$	US$
Accounts payable – related party:
Panaicia Pty Ltd	175,479	-	261,770	-
Prezario UNO Pty Ltd	-	-	-	-

Transactions with related parties

		For the years ended September 30,		For the six months ended March 31,
	Nature of	2022	2023	2023	2024
Related Party	transaction	US$	US$	US$	US$
FC Output Limited	Integrated cross-border logistics services income	-	-	-	-
Panaicia Pty Ltd	Freight charge expenses	5,922,909	5,526,462	3,004,054	2,414,279
Prezario UNO Pty Ltd	Freight charge expenses	70,634	632,613	383,344	304,749
Mr. Chun Lin Yau	Salary expenses	16,769	-	-	-
Ms. Lai Ching Ng	Salary expenses	16,769	-	-	-

Names and relationship of related parties

Existing Relationship with the Company
Panaicia Pty Ltd	Sole director and sole shareholder is one of the shareholders Mr. Wai Yiu Yau.
Prezario UNO Pty Ltd	Sole shareholder is the spouse of one of the shareholders Mr. Wai Yiu Yau.
FC Output Limited	One of the directors and shareholders is one of the shareholders Mr. Wai Yiu Yau.
Mr. Chun Lin Yau	Father of one of the shareholders, Mr. Wai Yiu Yau
Ms. Lai Ching Ng	Mother of one of the shareholders, Mr. Wai Yiu Yau

Policies and Procedures for Related-Party Transactions

Our board of directors has created an audit committee that is tasked with review and approval of all related-party transactions. See “Management – Committee of the Board of Directors – Audit Committee.”

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors, or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws.

We have based percentage ownership in the table below on 14,931,123 Ordinary Shares outstanding as of the date of this prospectus.

Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares
Directors, director nominees, and executive officers
Mr. Wai Yiu Yau(1) (2)	11,444,790	76.65%
Mr. Tsz Ngo Yu (1)	—	—
Ms. San Man Leng(1)	—	—
Mr. Ho Chuen Shin(1)	—	—
Mr. Cheung Fan(1)	—	—
5% or greater shareholders
Mr. Wai Yiu Yau (1)	11,444,790	76.65%
Globavend Investments Limited(3)	11,444,790	76.65%

(1)	Except as otherwise indicated below, the business address for Mr. Wai Yiu Yau is at Office 1401, Level 14, 197 St Georges Tce, Perth, WA 6000, Australia. The business address for other directors and executive officers is at Room 13, 18/F., Tsuen Wan Industrial Centre, 220-248 Texaco Road, Tsuen Wan, New Territories, Hong Kong.
(2)	Mr. Wai Yiu Yau, a director of the Company, owns 100% of the equity interests in Globavend Investments Limited.
(3)	Globavend Investments Limited is controlled by Mr. Wai Yiu Yau. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, Mr. Yau may be deemed to have voting and investment power with respect to the 11,444,790 Ordinary Shares held by Globavend Investments Limited. The registered address of Globavend Investments Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, BVI.

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DESCRIPTION OF SHARE CAPITAL

A copy of our Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus is a part.

We are a Cayman Islands exempted company and our affairs are governed by our Memorandum and Articles of Association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 50,000,000 Ordinary Shares, par value of US$0.001 each. As of the date of this prospectus, 14,625,000 Ordinary Shares are issued and outstanding, and are fully paid.

Our Memorandum and Articles

The following are summaries of material provisions of the Memorandum and Articles and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our Memorandum and Articles, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

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Voting Rights. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Memorandum and Articles, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles also do not provide our shareholders with any right to requisite any general meeting nor to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

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Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Shares which are not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Shares unless:

●	The instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares are to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the Company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

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Issuance of Additional Shares. Our Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge or for a nominal charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

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“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by in the case of a scheme of arrangement with members or class of members, seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and in the case of a scheme of arrangement with creditors, a majority in number of the class of creditors or class of creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

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In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Articles provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Articles and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles also do not provide our shareholders with any right to requisite any general meeting nor to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Articles, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

The Ordinary Shares are listed on the Nasdaq under the symbol “GVH.” On October 5, 2024, the last reported sale price of our Ordinary Shares on Nasdaq was $0.7951 per share.

Transfer Agent

The transfer agent of our Ordinary Shares is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York 11593.

History of Ordinary Shares Issuance

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Globavend Investments Limited	May 22, 2023	13,125,000	US$	13,125.00
R.F. Lafferty & Co., Inc. (1)	November 10, 2023	1,500,000	US$	6,000,000.00
Square Gate Capital Master Fund, LLC – Series 1	June 4, 2024	306,123		—

(1) As representative of the underwriters for the initial public offering of the Company

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MATERIAL INCOME TAX CONSIDERATIONS

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Hong Kong Profits Taxation

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Material Australian Tax Considerations

The following discussions provide a general summary of the material Australian income tax, stamp duty, and goods and services tax considerations generally applicable to the acquisition, ownership, and disposal by the absolute beneficial owners of the Ordinary Shares issued by us.

This discussion is based upon existing Australian tax law as of the date of this prospectus, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law, which may be important to particular investors in light of their investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies, or tax-exempt organizations).

It does not purport to address all possible tax situations that may be relevant to a decision to purchase, own, or deposit our Ordinary Shares. It is included herein solely for preliminary information purposes and is not intended to be, nor should it be construed to be, legal or tax advice. We, our officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences or the taxation consequences.

Prospective purchasers of our Ordinary Shares should consult their tax advisers on the applicable tax consequences related to the ownership of our Ordinary Shares, based on their particular circumstances.

The comments in this section deal only with the Australian taxation implications of the ownership and disposition of our Ordinary shares if you hold our Ordinary shares as investments on a capital account. In addition, this summary does not discuss any non-Australian or state tax considerations, other than stamp duty and goods and services tax.

For this summary, a holder of our Ordinary Shares that is not an Australian tax resident and is not carrying on business in Australia at or through a permanent establishment is referred to as a “Non-Australian Holder”.

Conversely, for the purposes of this summary, a holder that is an Australian tax resident or is carrying on business in Australia at or through a permanent establishment is referred to as an “Australian Resident Holder”.

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Please be aware that the residence concept used in this section applies for Australian tax assessment purposes only. Any reference in this section to a tax, duty, levy impost, or other charge or withholding of a similar nature refers to Australia’s tax laws and/or concepts only. Also, please note that a reference to Australian income tax encompasses corporate income tax and personal income tax generally.

Taxation of the Company

As the Company is a fully taxable Australian company, its taxable income is subject to corporate income tax in Australia. All Australian companies are subject to a corporate income tax rate of 30%, other than those classified as a “base rate company”, which are businesses with revenue of less than A$50 million (US$78 million) that are subject to a reduced corporate income tax rate of 25% for the 2022/2023 income year. The Company is not considered an Australian company for the years ended September 30, 2022 and 2023.

Taxation of Australian Resident Holders

Taxation of Dividends

Dividends paid by us on our Ordinary Shares should constitute the assessable income of an Australian Resident Holder. Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent they are paid out of company profits that have been subject to income tax.

Individuals and complying superannuation entities

Australian Resident Holders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend.

Subject to the comments concerning ‘Qualified Persons’ below, such Australian Resident Holders should be entitled to a tax offset equal to the franking credit attached to the dividend. The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess.

To the extent that the dividend is unfranked, an Australian individual Shareholder will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset). Complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).

Companies

Australian Resident Holders that are companies are also required to include both the dividend and the associated franking credits (if any) in their assessable income.

Subject to the comments in relation to ‘Qualified Persons’ below, such companies should be entitled to a tax offset up to the amount of the franking credit attached to the dividend. Likewise, the company should be entitled to a credit in its own franking account to the extent of the franking credits attached to the distribution received. This will allow the Australian Resident Holders that are companies to pass on the franking credits to its investor(s) on the subsequent payment of franked dividends.

Excess franking credits received by the company shareholder will not give rise to a refund entitlement for a company but may be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years. For completeness, this tax loss cannot be carried back under the loss carry back tax offset rules introduced in the 2020-21 Federal Budget.

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Trusts and partnerships

Australian Resident Holders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are also required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, the relevant beneficiary or partner may be entitled to a tax offset equal to the beneficiary’s or partner’s share of the net income of the trust or partnership.

To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnerships, will be required to include the unfranked dividend in the net income of the trust or partnership. The relevant beneficiary will be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).

Qualified Persons

The benefit of franking credits can be denied where an Australian Resident Holder is not a ‘qualified person’ in which case the Holder will not be able to include an amount for the franking credits in their assessable income and will not be entitled to a tax offset.

Broadly, to be a qualified person, a shareholder must satisfy the holding period rule and, if necessary, the related payment rule. The holding period rule requires a shareholder to hold the shares ‘at risk’ for at least 45 days continuously during the qualification period - starting from the day after acquiring the shares and ending 45 days after the shares become ex-dividend - in order to qualify for franking benefits.

This holding period rule is subject to certain exceptions, including where the total franking offsets of an individual in a year of income do not exceed A$5,000.

Whether you are qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. Iris Energy ordinary shareholders should obtain their own tax advice to determine if these requirements have been satisfied.

Capital Gains Tax (“CGT”) Implications

Disposal of shares

For Australian Resident Holders, who hold their Ordinary Shares on capital account, the future disposal of Ordinary Shares will give rise to a CGT event at the time which the legal and beneficial ownership of the Ordinary Shares are disposed of. Australian Resident Holders will derive a capital gain on the disposal of their Ordinary Shares in Iris Energy to the extent that the capital proceeds exceed the cost base of their Ordinary Shares.

A capital loss will be made where the capital proceeds are less than the cost base of their Ordinary Shares. Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later incomes years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.

Capital Proceeds

The capital proceeds should generally be equal to any consideration received by the Australian Resident Holder with respect to the disposal of our Ordinary Shares.

Cost base of an Ordinary Share

The cost base of an Ordinary Share will generally be equal to the cost of acquiring the Ordinary Share, plus any incidental costs of acquisition and disposal (i.e. brokerage costs and legal fees).

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CGT Discount

The CGT discount may apply to Australian Resident Holders that are individuals complying Australian superannuation funds or trusts, who have held, or are taken to have held, their Ordinary Shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their Ordinary Shares.

The CGT discount is:

● One-half if the Australian Resident Holder is an individual or trustee: meaning only 50% of the capital gain will be included in the Australian Resident Holder’s assessable income; and

● One-third if the Australian Resident Holder is a trustee of a complying superannuation entity: meaning only two-thirds of the capital gain will be included in the Australian Resident Holder’s assessable income.

The CGT discount is not available to Australian Resident Holders that are companies.

If an Australian Resident Holder makes a discounted capital gain, any current year and/or carried-forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount forms the Australian Resident Holder’s net capital gain for the income year and is included in its assessable income.

The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.

Taxation of Non-Australian Holders

Taxation of Dividends

Non-Australian Holders who do not have a permanent establishment in Australia should not be subject to Australian income tax. As the Company is not regarded as an Australian company for taxation purposes, Non-Australian Holders should not be subject to Australian dividend withholding tax on their Ordinary Shares dividends.

Capital Gains Tax (“CGT”) Implications

Disposal of shares

As we are not considered an Australian company, Non-Australian Holders who are treated as the owners of the underlying shares on the basis that they are absolutely entitled to those Ordinary Shares will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of Ordinary Shares.

Dual Residency

If a holder of Ordinary Shares is a resident of both Australia and the United States under those countries’ domestic taxation laws, that holder may be subject to tax as an Australian resident. If, however, the holder is determined to be a U.S. resident for the purposes of the Double Taxation Convention between the United States and Australia, the Australian tax would be subject to limitation by the Double Taxation Convention. Holders should obtain specialist taxation advice in these circumstances.

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General Australian Tax Matters

The below comments apply to both Australian Resident Holders and Non-Australian Holders.

Stamp Duty

No Australian stamp duty is payable on the issue, transfer and/or surrender of the Ordinary Shares, provided that the securities issued, transferred and/or surrendered do not represent 90% or more of our issued shares.

Goods and Services Tax

No Australian GST will be payable on the supply of the Ordinary Shares.

Subject to certain requirements, there may be a restriction on the entitlement of our Ordinary Shareholders to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of our Ordinary Shares (e.g. lawyer’s and accountants’ fees).

New Zealand Profits Taxation

We believe that the Company, or Globavend HK, should not be treated as tax resident in New Zealand for New Zealand income tax purposes because each of them is not incorporated in New Zealand, does not have its head office or center of management in New Zealand and its board of directors does not exercise control of the company in New Zealand. However, there can be no assurance that the New Zealand taxation authorities will ultimately take a view that is consistent with us.

Provided that the Company is not tax resident in New Zealand for New Zealand income tax purposes:

● it will be subject to New Zealand income tax on income it derives or is deemed to derive which has a New Zealand source (such as income derived from or attributable to a permanent establishment that Globavend HK has or is deemed to have in New Zealand, and dividends it receives from a New Zealand tax resident company);

● holders of our Ordinary Shares who are not New Zealand tax residents should not be subject to New Zealand income tax on distributions by Globavend HK or gains realized from the sale or other disposition of our Ordinary Shares; and

● holders of our Ordinary Shares who are New Zealand tax residents will be subject to New Zealand income tax on income which they derive or are deemed to derive from the holding and disposition of our Ordinary Shares at the rate applicable to that holder (currently of up to 33%). It is possible that the rate of New Zealand income tax in such situations may be reduced or eliminated by the operation of an applicable double tax agreement between New Zealand and another jurisdiction in which the holder is tax resident. It is also possible that the amount of tax payable in New Zealand may be reduced or offset by a tax credit available for non-New Zealand taxes paid by or on behalf of the holder.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Ordinary Shares pursuant to this offering and hold such Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

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If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

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If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gains recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us with respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions with respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, except for those which hold interests in land in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

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Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss with respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains with respect to your investment in our Ordinary Shares.

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Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

The following is a discussion on certain Cayman Islands and Hong Kong income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands and Hong Kong laws.

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SELLING SHAREHOLDER

This prospectus relates to the possible resale from time to time by the Investor of any or all of the Ordinary Shares that may be issued by us to the Investor under the ELOC Purchase Agreement. For additional information regarding the issuance of Ordinary Shares covered by this prospectus, see the section titled “The Equity Line of Credit” above. We are registering the Ordinary Shares pursuant to the provisions of the Registration Rights Agreement we entered into with the Investor on March 15, 2024 in order to permit it to offer the shares for resale from time to time. Except for the transactions contemplated by the ELOC Purchase Agreement and the ELOC Registration Rights Agreement or as otherwise disclosed in this prospectus, the Investor has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Shareholder” means the Investor.

The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The table below presents information regarding the Selling Shareholder and the ELOC Shares that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholder, and reflects holdings as of June 27, 2024. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the Ordinary Shares that the Selling Shareholder may offer under this prospectus. The Selling Shareholder may sell some, all or none of the ELOC Shares in this offering. We do not know how long the Selling Shareholder will hold the ELOC Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale of any of the ELOC Shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Ordinary Shares with respect to which the Selling Shareholder has sole or shared voting and investment power. Because the per share purchase price for the ELOC Shares that we elect to sell to the Investor in a Put Notice pursuant to the ELOC Purchase Agreement, if any, will be equal to either (i) 97% of the lowest daily VWAP of our Ordinary Shares during the period of three consecutive trading days immediately following the applicable Put Date if we require the Investor to purchase such ELOC Shares at Option 1 Maximum Put Amount (as defined in the ELOC Purchase Agreement), or (ii) 95% of the lowest daily VWAP of our Ordinary Shares during the period of five consecutive trading days immediately following the applicable Put Date if we require the Investor to purchase such ELOC Shares at Option 2 Maximum Put Amount (as defined in the ELOC Purchase Agreement), provided that such purchase price shall not fall below the par value of the Ordinary Share, the actual number of Ordinary Shares that we may ultimately issue and sell to the Selling Shareholder under the ELOC Purchase Agreement may be fewer than the total Ordinary Shares being offered for resale under this prospectus.

	Ordinary Shares beneficially owned prior to this offering		Maximum number of Ordinary Shares to be offered pursuant to this prospectus		Ordinary Shares beneficially held immediately after this offering
Name of Selling Shareholder	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares (3)	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares (4)	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares(5)
Square Gate Capital Master Fund, LLC – Series 1 (1)(2)	306,123	2.10%	24,001,323	62.14%	—	—

(1)	The business address for Square Gate Capital Master Fund, LLC – Series 1 is 40 Wall Street, Floor 28, Suite 2728, New York, NY 10005.
(2)	Square Gate Capital Management, LP, the manager of Square Gate Capital Master Fund, LLC – Series 1, is deemed to be the beneficial owner of all of the common shares owned by Square Gate Capital Master Fund, LLC – Series 1. Christopher Perugini and Elie Himmelfarb share voting and investment power over Square Gate Capital Management, LP and therefore share voting and investment power over the common shares being offered under this prospectus filed with the SEC in connection with the transactions contemplated under the ELOC Purchase Agreement.
(3)	Applicable percentage ownership is based on 14,931,123 Ordinary Shares outstanding as of June 27, 2024.
(4)	The registration statement of which this prospectus forms a part is registering for resale pursuant to the Equity Line of Credit a maximum offering amount of up to $20,000,000 in ELOC Shares, which, based on the closing price of our Ordinary Shares on the Nasdaq on June 27, 2024 of $0.8551 per share, would represent approximately 23,389,077 Ordinary Shares, together with (i) 306,123 Initial Commitment Shares and (ii) 306,123 True-Up Shares.
(5)	Assumes sale of all Ordinary Shares registered pursuant to this prospectus, which, based on the closing price of our Ordinary Shares on the Nasdaq on June 27, 2024 of $0.8554 per share, would represent approximately 23,389,077 Ordinary Shares issued as ELOC Shares, together with (i) 306,123 Initial Commitment Shares and (ii) 306,123 True-Up Shares, assuming the 306,123 True-Up Shares were issued. although the Selling Shareholder is under no obligation to sell any Ordinary Shares at this time.

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PLAN OF DISTRIBUTION

The Selling Shareholder may sell all or a portion of the Ordinary Shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell Ordinary Shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Shareholder may transfer the Ordinary Shares by other means not described in this prospectus. If the Selling Shareholder effects such transactions by selling Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Shareholder may sell Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholder may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

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The Selling Shareholder may pledge or grant a security interest in some or all of the Ordinary Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the Selling Shareholder to include the pledgee, transferee or other successors in interest as Selling Shareholder under this prospectus. The Selling Shareholder also may transfer and donate the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

There can be no assurance that the Selling Shareholder will sell any or all of the Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated.

Any underwriters, agents, or broker-dealers who are affiliates of broker-dealers, that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between the Selling Shareholder and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation.

To the extent required, the shares of our Ordinary Shares to be sold, the name of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholder and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of our Ordinary Shares and certain other matters of Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Square Gate Capital Master Fund LLC – Series 1, the Investor, is being represented by Lucosky Brookman LLP in connection with this offering.

EXPERTS

The consolidated financial statements as of and for the years ended September 30, 2022 and 2023 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended September 30, 2023 have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of ZH CPA, LLC is 999 18th Street, Suite 3000, Denver, CO, 80202 USA.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that the courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Mr. Wai Yiu Yau	Chairman of the Board and Chief Executive Officer	Chinese	Australia
Mr. Tsz Ngo Yu	Chief Financial Officer	Chinese	Hong Kong
Ms. San Man Leng	Independent Director	United States	Hong Kong
Mr. Ho Chuen Shin	Independent Director	Chinese	Hong Kong
Mr. Fan Cheung	Independent Director	Chinese	Hong Kong

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

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A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the year ended September 30, 2023 filed with the SEC on January 30, 2024; and

●	Our Current Reports on Form 6-K filed with the SEC on November 13, 2023, March 25, 2024, August 22, 2024 and September 19, 2024 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act).

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Mr. Frank Yau

Office 1401, Level 14, 197 St Georges Tce,

Perth, WA 6000,

Australia

Telephone: (61) 08 6141 3263

You also may access the incorporated reports and other documents referenced above on our website at https://www.globavend.com/. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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Globavend Holdings Limited

Up to a maximum of $20 million in Ordinary Shares

306,123 Ordinary Shares as Initial Commitment Shares

and

Up to 306,123 Ordinary Shares as True-Up Shares

PRELIMINARY PROSPECTUS

                   , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our Memorandum and Articles of Association empowers us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in this issuance of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Globavend Investments Limited	May 22, 2023	13,125,000	$13,125
Square Gate Capital Master Fund, LLC – Series 1	June 4, 2024	306,123	$—

Item 8. Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1***	Memorandum and Articles of Association, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Form F-1 filed on June 28, 2024)
5.1***	Opinion of Conyers Dill & Pearman regarding the validity of the Ordinary Shares being registered
8.1***	Opinion of Conyers Dill & Pearman (included in Exhibit 5.1)
10.1***	Form of Indemnification Agreement between the registrant and its officers and directors (incorporated herein by reference to Exhibit 4.1 to the Form 20-F filed on January 30, 2024)
10.2***	Employment Agreement between the registrant and Mr. Wai Yiu Yau, its director and chief executive officer (incorporated herein by reference to Exhibit 4.2 to the Form 20-F filed on January 30, 2024)
10.3***	Form of Independent Director Agreement between the registrant and its independent directors (incorporated herein by reference to Exhibit 4.3 to the Form 20-F filed on January 30, 2024)
10.4***	Employment Agreement between the registrant and Mr. Tsz Ngo Yu, its chief financial officer (incorporated herein by reference to Exhibit 4.4 to the Form 20-F filed on January 30, 2024)
10.5***	Lease Contract, by and between Lu Xue Feng and Globavend (HK) Limited, dated as of November 10, 2023 (incorporated herein by reference to Exhibit 4.6 to the Form 20-F filed on January 30, 2024)
10.6***	Block Space Agreement between Qantas Airways Limited and Globavend (HK) Limited, dated as of December 20, 2022 (incorporated herein by reference to Exhibit 4.7 to the Form 20-F filed on January 30, 2024)
10.7***	Equity Purchase Agreement between the registrant and Square Gate Capital Master Fund, LCC – Series 1, dated as of March 15, 2024 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 6-K filed on March 25, 2024)
10.8***	Registration Rights Agreement between the registrant and Square Gate Capital Master Fund, LCC – Series 1, dated as of March 15, 2024 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 6-K filed on March 25, 2024)
23.1***	Consent of ZH CPA, LLC, an independent registered public accounting firm
23.2***	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1***	Power of Attorney (included on signature page) (incorporated herein by reference to Exhibit 24.1 to the Form F-1 filed on June 28, 2024)
107***	Filing Fee Table (incorporated herein by reference to Exhibit 107 to the Form F-1 filed on June 28, 2024)

**	Filed herewith.
***	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Australia, on October 7, 2024.

Globavend holdings limited

By:	/s/ Wai Yiu Yau
Name:	Wai Yiu Yau
Title:	Chairman of the Board and Chief Executive Officer

By:	/s/ Tsz Ngo Yu
Name:	Tsz Ngo Yu
Title:	Chief Financial Officer

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wai Yiu Yau	Chairman of the Board and Chief Executive Officer	October 7, 2024
Name: Wai Yiu Yau	(Principal Executive Officer)

/s/ Tsz Ngo Yu	Chief Financial Officer	October 7, 2024
Name: Tsz Ngo Yu	(Principal Accounting and Financial Officer)

/s/ San Man Leng	Independent Director	October 7, 2024
Name: San Man Leng

/s/ Ho Chuen Shin	Independent Director	October 7, 2024
Name: Ho Chuen Shin

/s/ Fan Cheung	Independent Director	October 7, 2024
Name: Fan Cheung

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Globavend Holdings Limited, has signed this registration statement or amendment thereto in New York, New York on October 7, 2024.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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